UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Enterprise Products Partners L.P.

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Dear Enterprise Products Partners L.P. Unitholders:

You are cordially invited to attend a special meeting of the unitholders of Enterprise Products Partners L.P. (the “partnership”) to be held at the Hyatt Regency Houston Hotel at 1200 Louisiana Street, Houston, Texas 77002 on Monday, September 30, 2013, at 8:00 a.m. Houston, Texas time. The board of directors of Enterprise Products Holdings LLC, our general partner, which we refer to as our board of directors, has called the special meeting. At this important meeting, you will be asked to consider and vote upon the following proposals:

•	to approve the amendment and restatement of the 2008 Enterprise Products Long-Term Incentive Plan (the “2008 Incentive Plan”); and

•	to approve the amendment and restatement of the EPD Unit Purchase Plan (the “Unit Purchase Plan”).

The Audit and Conflicts Committee of our general partner, which we refer to as our conflicts committee, has unanimously approved the terms of the amendment and restatement of the 2008 Incentive Plan, pursuant to the terms of the existing 2008 Incentive Plan, and recommended approval of the same by our board of directors. Our board of directors has unanimously approved each of the amendment and restatement of the 2008 Incentive Plan and the amendment and restatement of the Unit Purchase Plan and determined it is in the best interests of our unitholders and the partnership that the unitholders approve each of these proposals.

Accordingly, our board of directors and, with respect to approval of the 2008 Incentive Plan, our conflicts committee, both unanimously recommend that you vote “FOR” the proposals listed above.

YOUR VOTE IS IMPORTANT. Please refer to the enclosed proxy statement for detailed information about the special meeting and the proposals. We urge you to carefully read the entire proxy statement, including all of its annexes.

Whether or not you plan to attend the special meeting, please complete and submit the enclosed proxy card as soon as possible or transmit your voting instructions by using the telephone or internet procedures described on your proxy card.

Our common units are traded on the New York Stock Exchange, or NYSE, under the symbol “EPD.” The last reported sale price of our common units on the NYSE on August 19, 2013 was $58.52.

Michael A. Creel
Chief Executive Officer
Enterprise Products Holdings LLC

This proxy statement is dated August 20, 2013 and is being first mailed to unitholders on or about August 27, 2013.

Houston, Texas

August 20, 2013

Notice of Special Meeting of Unitholders

To the Unitholders of Enterprise Products Partners L.P.:

A special meeting of unitholders of Enterprise Products Partners L.P. (the “partnership”) will be held at the Hyatt Regency Houston Hotel at 1200 Louisiana Street, Houston, Texas 77002 on Monday, September 30, 2013 at 8:00 a.m. Houston, Texas time, for the following purposes:

•	to consider and vote upon the approval of the amendment and restatement of the 2008 Enterprise Products Long-Term Incentive Plan (the “2008 Incentive Plan”);

•	to consider and vote upon the approval of the amendment and restatement of the EPD Unit Purchase Plan (the “Unit Purchase Plan”); and

•	to transact such other business as may properly be presented at the meeting or any adjournments or postponements of the meeting.

Details regarding the proposal to amend and restate the 2008 Incentive Plan, which we refer to as the “Incentive Plan Proposal,” and the proposal to amend and restate the Unit Purchase Plan, which we refer to as the “Unit Purchase Plan Proposal,” are contained in this proxy statement. We encourage you to read these materials carefully.

In order to constitute a quorum to conduct the proposed business at the special meeting, holders of a majority of our outstanding common units must be present in person or by proxy at the meeting. Under the rules of the New York Stock Exchange, the “NYSE,” each of the proposals requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the proposal represent more than 50% of all units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast.

The Audit and Conflicts Committee of our general partner, which we refer to as our conflicts committee, has unanimously approved the terms of the amendment and restatement of the 2008 Incentive Plan, pursuant to the terms of the existing 2008 Incentive Plan, and recommended approval of the same by our board of directors. Our board of directors has unanimously approved each of the amendment and restatement of the 2008 Incentive Plan and the amendment and restatement of the Unit Purchase Plan and determined it is in the best interests of our unitholders and the partnership that the unitholders approve each of these proposals.

Accordingly, our board of directors and, with respect to approval of the 2008 Incentive Plan, our conflicts committee, both unanimously recommend that you vote “FOR” the proposals listed above.

Only unitholders of record at the close of business on August 19, 2013 are entitled to notice of, to attend and to vote at the meeting and any adjournments or postponements of the meeting. A list of unitholders entitled to vote at the meeting will be available for inspection at our offices in Houston, Texas for any purpose relevant to the meeting during normal business hours for a period of 10 days before the meeting and at the meeting. For admission into the special meeting, such unitholders must present the proxy card enclosed with these materials or, if their units are held in “street name” by a broker or other nominee, a broker’s statement showing units held for their benefit on the record date, as well as in each case a valid government-issued picture identification.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS. If your units are held in “street name” by a broker or other nominee, you should follow the instructions provided by your broker or nominee to vote your common units. If you hold your units in your own name, you may vote by:

•	using the toll-free telephone number shown on the proxy card;

•	using the internet website shown on the proxy card; or

•	marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. It requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON SEPTEMBER 30, 2013. This proxy statement, including the Annexes attached hereto, is also available on our website at http://www.enterpriseproducts.com/ under the “Investors” tab.

By order of the Board of Directors of Enterprise Products Holdings LLC, as the general partner of Enterprise Products Partners L.P.
Stephanie C. Hildebrandt Senior Vice President, General Counsel and Secretary Enterprise Products Holdings LLC

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS PROXY STATEMENT IS DATED AUGUST 20, 2013. YOU SHOULD ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF THAT DATE ONLY.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING

Important Information and Risks. The following are brief answers to some questions that you may have regarding the proposals being considered at the special meeting but may not include all the information important to you regarding the proposals. You should read and consider carefully the remainder of this proxy statement, including the annexes, as well as the documents incorporated by reference in this proxy statement. Please read “Where You Can Find More Information” beginning on page 36.

Q:	Who is soliciting my proxy?

A:	Enterprise Products Holdings LLC, our general partner, is sending you this proxy statement in connection with its solicitation of proxies for use at our special meeting of unitholders. Certain directors and officers of our general partner, certain employees of Enterprise Products Company, a Texas corporation (“EPCO”), and its affiliates providing services to us may also solicit proxies on our behalf by mail, phone, fax or in person.

Q:	How will my proxy be voted?

A:	Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote all executed proxy cards in accordance with the recommendations of the board of directors of our general partner (which we refer to as our board of directors), which is to vote FOR the proposals. With respect to any other matter that properly comes before the special meeting, the proxy holders will vote as recommended by the board of directors, or, if no recommendation is given, in their own discretion.

Q:	When and where is the special meeting?

A:	The special meeting will be held on September 30, 2013, at 8:00 a.m. Houston, Texas time at the Hyatt Regency Houston Hotel, 1200 Louisiana Street, Houston, Texas 77002.

The special meeting may be adjourned to another date and/or place for any proper purposes (including, without limitation, for the purpose of soliciting additional proxies). However, our partnership agreement also provides that, in the absence of a quorum, the special meeting may be adjourned from time to time by the affirmative vote of a majority of the outstanding common units on the basis of one vote per unit represented either in person or by proxy.

Q:	What is the purpose of the meeting?

A:	At the special meeting, our unitholders will act upon the Incentive Plan Proposal and the Unit Purchase Plan Proposal as described in more detail herein.

Q:	What is the recommendation of our board of directors?

A:	Our board of directors and, with respect to the Incentive Plan Proposal, our conflicts committee, both unanimously recommend that you vote “FOR” the proposals.

On August 5, 2013, our conflicts committee unanimously approved the terms of the amendment and restatement of the 2008 Incentive Plan, pursuant to the terms of the existing 2008 Incentive Plan, and recommended approval of the same by our board of directors. On August 5, 2013, our board of directors unanimously approved each of the amendment and restatement of the 2008 Incentive Plan and the amendment and restatement of the Unit Purchase Plan and believes it is in the best interests of our unitholders and the partnership that the unitholders approve each of these proposals.

Accordingly, our board of directors and, with respect to the Incentive Plan Proposal, our conflicts committee, both unanimously recommend that you vote “FOR” the proposals listed above.

Q:	What constitutes a quorum?

A:	If more than 50% of our common units outstanding on the record date are present in person or by proxy at the special meeting, that will constitute a quorum and will permit us to conduct the proposed business at the special meeting. Your common units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy card or properly submitted your proxy by telephone or Internet.

Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will not be considered present at the meeting for purposes of determining the presence of a quorum, nor will they be considered entitled to vote.

Q:	What is the vote required to approve the proposals?

A:	Under the NYSE Listed Company Manual, each of the proposals requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the proposal represent more than 50% of all units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast for the proposals. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of each of the proposals, which are referred to as the “NYSE Votes Cast,” must be greater than 50% of the total number of our outstanding common units. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” each of the proposals must represent a majority of the NYSE Votes Cast in respect of such proposal in order to be approved. Thus, broker non-votes can make it difficult to satisfy the NYSE Votes Cast requirement, and abstentions have the effect of a vote against each of the proposals.

A properly executed proxy submitted without voting instructions will be voted (except to the extent that the authority to vote has been withheld) FOR the proposals.

As of August 19, 2013, our general partner, its affiliates, our directors and our executive officers owned an aggregate of 345,844,140 common units, representing an aggregate 37.5% of our issued and outstanding units representing limited partner interests. Such affiliates have stated their intention to vote their units in favor of the proposals. Because the approval of the proposals by such affiliates is not sufficient to approve the proposals, we encourage you to take part in the decision process by voting by proxy or at the special meeting.

The form of proxy provides unitholders the opportunity to vote on each of the proposals. However, neither the Incentive Plan Proposal nor the Unit Purchase Plan Proposal will be effective unless approved by the unitholders.

Q:	Who is entitled to attend and vote at the special meeting?

A:	All unitholders who owned our common units at the close of business on the record date, August 19, 2013, are entitled to receive notice of and attend the special meeting and to vote the units that they held on the record date at the special meeting, or any postponements or adjournments of the special meeting.

For admission into the special meeting, such unitholders must present the proxy card enclosed with these materials or, if their units are held in “street name” by a broker or other nominee, a broker’s statement showing units held for their benefit on the record date, as well as in each case a valid government-issued picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Q:	If I am planning to attend the special meeting in person, should I still vote by proxy?

A:	Yes. Whether or not you plan to attend the special meeting, you should vote by proxy to ensure that your common units will be voted. Your common units will not be voted if you do not vote by proxy and do not vote in person at the scheduled special meeting to be held on September 30, 2013.

Q:	How do I vote my common units if I hold my common units in my own name?

A:	After you have read this proxy statement carefully, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope, or by submitting your proxy by telephone or the Internet, as soon as possible in accordance with the instructions provided under “The Special Unitholder Meeting — Voting Procedures” beginning on page 34 of this proxy statement.

Q:	If my common units are held in “street name” by my broker or other nominee, will my broker or other nominee vote my common units for me?

A:	No. Your broker cannot vote your common units held in “street name” for or against the proposals unless you tell the broker or other nominee how you wish to vote. To tell your broker or other nominee how to vote, you should follow the directions that your broker or other nominee provides to you.

Please note that you may not vote your common units held in “street name” by returning a proxy card directly to us or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your broker or other nominee. If you do not instruct your broker or other nominee on how to vote your common units, your broker or other nominee may not vote your common units, which will have the negative effects described below under “What if I do not vote?”. You should therefore provide your broker or other nominee with instructions as to how to vote your common units.

Q:	How do I vote by telephone or electronically?

A:	If you are a registered unitholder (including all persons who hold common units in certificated form), you may vote by telephone or through the Internet by following the instructions included on your proxy card. If your common units are held in “street name,” you will receive instructions from your broker or other nominee describing how to vote your common units. Certain of these institutions may offer telephone and Internet voting. Please refer to the information forwarded by your bank, broker or other nominee to see which options are available to you. The deadline for voting by telephone or through the Internet is 11:59 p.m. Central Daylight Time on September 29, 2013, the night before the special meeting.

Q:	What if I do not vote?

A:	If you do not vote in person or by proxy, or a broker non-vote is made on your behalf, your proxy will not be counted as an NYSE Vote Cast and therefore will negatively affect the NYSE Votes Cast requirement that the number of votes cast with respect to each proposal equal at least a majority of the common units outstanding.

If you mark “abstain” for a proposal on your voting card and return it, your proxy will be counted as an NYSE Vote Cast for purposes of that proposal, but will be deemed a vote against such proposal.

If you sign and return your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote in favor of each of the proposals.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. If you own your common units in your own name, you may revoke your proxy at any time prior to its exercise by:

•	giving written notice of revocation to the Secretary of our general partner at or before the special meeting;

•	appearing and voting in person at the special meeting; or

•	properly completing and executing a later dated proxy and delivering it to the Secretary of our general partner at or before the special meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken.

If you hold your common units in “street name” by a broker or other nominee and you wish to change your vote, you may contact such broker or other nominee for instructions on how to do so.

Q:	What should I do if I receive more than one set of voting materials for the special meeting?

A:	You may receive more than one set of voting materials for the special meeting and the materials may include multiple proxy cards or voting instruction cards. For example, you will receive a separate voting instruction card for each brokerage account in which you hold units. If you are a holder of record registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive according to the instructions on it.

Q:	What are the expected U.S. federal income tax consequences to unitholders as a result of the proposals?

A:	Under current law, it is anticipated that no income, gain or loss for U.S. federal income tax purposes will be recognized by common unitholders solely as a result of the effectiveness of the proposed amended and restated 2008 Incentive Plan and the proposed amended and restated Unit Purchase Plan. For a general description of the federal income tax consequences of restricted units, phantom units, options, distribution equivalent rights (DERs), unit appreciation rights (UARs), unit awards, other unit-based awards, and substitute awards granted under the 2008 Incentive Plan, see “Proposal One: The Incentive Plan Proposal — U.S. Federal Income Tax Effects of Awards Under the 2008 Incentive Plan” on page 11 below. For a general description of the federal income tax consequences of participation in the proposed Unit Purchase Plan, see “Proposal Two: The Unit Purchase Plan Proposal — U.S. Federal Income Tax Effects of Participation in the Unit Purchase Plan” on page 17 below.

Q:	Whom can I contact for further information?

A:	You may contact the Investor Relations department at (866) 230-0745. If you would like additional copies, without charge, of this proxy statement or if you have questions about the special meeting, the proposals, or the procedures for voting your common units, you should contact Wells Fargo Shareowner Services, which is assisting the partnership as tabulation agent in connection with the special meeting, at (855) 235-0839.

SUMMARY

This summary highlights some of the information in this proxy statement. It may not contain all of the information that is important to you. To understand the Incentive Plan Proposal and the Unit Purchase Plan Proposal fully, you should read carefully this document, the documents incorporated by reference, and the annexes to this document. Please also read “Where You Can Find More Information.”

Our Business

We are a publicly traded Delaware limited partnership formed in 1998, the common units of which are listed on the NYSE under the ticker symbol “EPD.” We are a leading North American provider of midstream energy services to producers and consumers of natural gas, natural gas liquids (“NGLs”), crude oil, refined products and petrochemicals. Our midstream energy asset network links producers of natural gas, NGLs and crude oil from some of the largest supply basins in the United States, Canada and the Gulf of Mexico with domestic consumers and international markets.

Our midstream energy operations include: natural gas gathering, treating, processing, transportation and storage; NGL transportation, fractionation, storage, and import and export terminals; crude oil and refined products transportation, storage and terminals; offshore production platforms; petrochemical transportation and services; and a marine transportation business that operates primarily on the United States inland and Intracoastal Waterway systems and in the Gulf of Mexico. NGL products (ethane, propane, normal butane, isobutane and natural gasoline) are used as raw materials by the petrochemical industry, as feedstocks by refiners in the production of motor gasoline and as fuel by industrial and residential users.

Our assets include: approximately 50,000 miles of onshore and offshore pipelines; 200 million barrels (“MMBbls”) of storage capacity for NGLs, crude oil, refined products and petrochemicals; and 14 billion cubic feet (“Bcf”) of natural gas storage capacity. In addition, our asset portfolio includes 24 natural gas processing plants, 21 fractionation facilities, six offshore hub platforms located in the Gulf of Mexico, a butane isomerization complex, NGL import and export terminals, and octane enhancement and high-purity isobutylene production facilities.

We are owned 100% by our limited partners from an economic perspective and conduct substantially all of our business through our operating company, Enterprise Products Operating LLC (“EPO”). We are managed and controlled by our general partner, which has a non-economic general partner interest in us. Our general partner is a wholly owned subsidiary of Dan Duncan LLC.

Our principal executive offices are located at 1100 Louisiana Street, 10th Floor, Houston, Texas 77002, and our telephone number is (713)  381-6500.

Proposal One: The Incentive Plan Proposal

The 2008 Incentive Plan was originally adopted at a special meeting of our unitholders on January 29, 2008 and was amended and restated on May 2, 2008 and again on February 23, 2010. The 2008 Incentive Plan provides for awards of options, restricted units, phantom units, distribution equivalent rights (DERs), unit awards, other unit-based awards, substitute awards and unit appreciation rights (UARs) to employees, non-employee directors, and consultants of EPCO and its and our affiliates who provide services, directly or indirectly, for us or our subsidiaries. The stated purpose of the plan is to provide directors, employees and consultants of EPCO, and its affiliates, with incentive compensation awards to encourage superior performance and a means whereby they may acquire or increase their equity interests in us and develop a sense of proprietorship and personal involvement in the development and financial success of the partnership. The plan is also intended to enhance the ability of our general partner, us and our affiliates to attract and retain the services of individuals who are essential to the continued success of the partnership.

The existing 2008 Incentive Plan reserves 10,000,000 common units for issuance under the plan. As of August 19, 2013, 4,321,587 common units remained available for issuance under the 2008 Incentive Plan. We believe that this remaining amount may be insufficient to meet our equity compensation requirements beyond 2014. Accordingly, pursuant to the existing 2008 Incentive Plan, the conflicts committee approved an amended and restated 2008 Incentive Plan, subject to approval by the board of directors of our general partner and by our unitholders, to: (i) automatically increase the maximum aggregate number of common units available for issuance under the plan (currently 10,000,000 common units) by 2,500,000 common units per year, beginning on January 1, 2014 and subsequently on each January 1 thereafter during the term of the plan; provided, however, that in no event shall the maximum aggregate number exceed 35,000,000 common units; (ii) permit the grant of unit awards, other unit-based awards, and substitute awards under the plan; (iii) permit the grant of awards to non-employee directors of our affiliates; (iv) permit the payment of cash upon settlement of phantom units; (v) permit the payment of common units or other awards upon the settlement of distribution equivalent rights (DERs); (vi) grant the committee administering the plan power to delegate its responsibilities; (vii) extend the term of the plan to September 30, 2023; and (viii) make other technical and non-material revisions to the 2008 Incentive Plan, so that we may continue to use the plan for its stated purpose. Additionally, the board of directors of our general partner approved the amended and restated 2008 Incentive Plan, subject to unitholder approval.

We are asking our unitholders to approve the amended and restated 2008 Incentive Plan to: (i) automatically increase the maximum aggregate number of common units available for issuance under the plan (currently 10,000,000 common units) by 2,500,000 common units per year, beginning on January 1, 2014 and subsequently on each January 1 thereafter during the term of the plan; provided, however, that in no event shall the maximum aggregate number exceed 35,000,000 common units; (ii) permit the grant of unit awards, other unit-based awards, and substitute awards under the plan; (iii) permit the grant of awards to non-employee directors of our affiliates; (iv) permit the payment of cash upon settlement of phantom units; (v) permit the payment of common units or other awards upon the settlement of distribution equivalent rights (DERs); (vi) grant the committee administering the plan power to delegate its responsibilities; (vii) extend the term of the plan to September 30, 2023; and (viii) make other technical and non-material revisions to the 2008 Incentive Plan.

Recommendation of the Conflicts Committee and the Board of Directors Regarding the Incentive Plan Proposal

On August 5, 2013, the conflicts committee, in accordance with the existing 2008 Incentive Plan, unanimously determined that the amended and restated 2008 Incentive Plan was in the best interests of the unitholders and the partnership and voted to approve the plan, and recommended approval of the plan to the board of directors.

After considering the recommendation by the conflicts committee, on August 5, 2013, our board of directors unanimously determined that the proposed amended and restated 2008 Incentive Plan was in the best interests of the unitholders and the partnership and voted to approve the plan.

Accordingly, each of the conflicts committee and the board of directors recommends that the unitholders vote FOR the Incentive Plan Proposal.

Proposal Two: The Unit Purchase Plan Proposal

The Unit Purchase Plan, originally titled the DEP Unit Purchase Plan, was originally effective on February 11, 2010 and was amended and restated on July 19, 2011 and on September 7, 2011 in connection with our merger with Duncan Energy Partners L.P. (“Duncan”) on that date. The Unit Purchase Plan provides eligible employees of EPCO and its affiliates the opportunity to purchase common units at a discount through withholdings from eligible compensation.

As adopted in connection with our merger with Duncan, the Unit Purchase Plan reserved 440,879 common units for issuance under the plan. As of August 19, 2013, 185,205 common units remained available for issuance under the Unit Purchase Plan. We believe that this remaining amount may be insufficient to meet our equity delivery requirements under the Unit Purchase Plan during and after 2014. Accordingly, the board of directors of our general partner approved an amended and restated Unit Purchase Plan, subject to unitholder approval, to: (i) increase the number of common units issuable under such plan from 440,879 common units to a maximum aggregate of 4,000,000 common units; (ii) extend the term of the plan to September 30, 2023; and (iii) make certain technical and non-material revisions to the definition of “Eligible Compensation”, so that we may continue to use the plan to provide employees of EPCO and its affiliates a cost-effective program to enable them to acquire or increase their ownership of common units and provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the partnership, and to encourage them to devote their best efforts to the business of the partnership, thereby advancing the interests of the partnership and EPCO.

We are asking our unitholders to approve the amended and restated Unit Purchase Plan to: (i) increase the number of common units issuable under such plan from 440,879 common units to a maximum aggregate of 4,000,000 common units; (ii) extend the term of the plan to September 30, 2023; and (iii) make certain technical and non-material revisions to the definition of “Eligible Compensation”.

Recommendation of the Board of Directors Regarding the Unit Purchase Plan Proposal

On August 5, 2013, our board of directors unanimously determined that the proposed amended and restated Unit Purchase Plan was in the best interests of the unitholders and the partnership and voted to approve the plan.

Accordingly, the board of directors recommends that the unitholders vote FOR the Unit Purchase Plan Proposal.

Interests of Certain Persons in the Proposals

In considering the recommendations of the conflicts committee and the board of directors of our general partner relating to the proposals, you should be aware that our general partner may have interests that differ from yours. Our general partner is owned and controlled by Dan Duncan LLC, a Texas limited liability company and private affiliate of EPCO (“DDLLC”). DDLLC and EPCO are each controlled by three voting trustees, pursuant to the EPCO Inc. Voting Trust Agreement dated April 26, 2006 (the “EPCO Voting Trust Agreement”) and the Dan Duncan LLC Voting Trust Agreement dated April 26, 2006 (the “DDLLC Voting Trust Agreement”), respectively. The current EPCO voting trustees are Randa Duncan Williams, Dr. Ralph S. Cunningham and Richard H. Bachmann. Ms. Williams, Dr. Cunningham and Mr. Bachmann also serve as the current DDLLC voting trustees and as the independent co-executors of the Estate of Dan L. Duncan, Deceased.

As of August 19, 2013, the DDLLC voting trustees, the EPCO voting trustees and the independent co-executors of the Estate of Dan L. Duncan, Deceased, in their capacities as such voting trustees and independent co-executors, collectively owned or controlled 100% of the limited liability company interests of our general partner and approximately 36.9% of our outstanding limited partner interests. These individuals have indicated their intent to vote in favor of the proposals.

In considering the recommendations of the conflicts committee relating to the Incentive Plan Proposal and of the board of directors of our general partner relating to each of the Incentive Plan Proposal and the Unit Purchase Plan Proposal, you should be aware that the partnership does not directly employ any of the persons responsible for the management or operations of our business. These functions are performed by employees of EPCO and its affiliates pursuant to an administrative services agreement under the direction of the board of directors and executive officers of our general partner. Non-employee directors, employees and consultants of EPCO and its and our affiliates providing services, directly or indirectly, for us or our subsidiaries (including the executive officers of our general partner) will be eligible to receive awards under the 2008 Incentive Plan if it is approved. In addition, employees of EPCO and its and our affiliates providing services to EPCO for us or our subsidiaries (including executive officers of our general partner) will be eligible to purchase common units at a discount through withholdings from eligible compensation under the Unit Purchase Plan if it is approved. Accordingly, these individuals have a substantial interest in the passage of each of the Incentive Plan Proposal and the Unit Purchase Plan Proposal.

As of August 19, 2013, the directors (excluding Randa Duncan Williams) and executive officers of our general partner collectively owned or controlled 0.6% of our outstanding limited partner interests.

Organizational Chart

The following diagram depicts the organizational structure of the partnership, the general partner, and their relationship with DDLLC and EPCO as of August 19, 2013.

(1)	Percentage reflects 340,462,655 common units owned by DDLLC, the Estate of Dan L. Duncan, Deceased, Randa Duncan Williams and certain trusts and privately held affiliates of EPCO and DDLLC.
(2)	Percentage includes 5,381,485 common units owned by directors and executive officers of the general partner other than Randa Duncan Williams, representing an aggregate 0.6% of our outstanding limited partner interests.

PROPOSAL ONE: THE INCENTIVE PLAN PROPOSAL

Reasons for the Proposal

The 2008 Incentive Plan was originally adopted at a special meeting of our unitholders on January 29, 2008 and was amended and restated on May 2, 2008 and again on February 23, 2010. The 2008 Incentive Plan provides for awards of options, restricted units, phantom units, distribution equivalent rights (DERs), unit awards, other unit-based awards, substitute awards and unit appreciation rights (UARs) to employees, non-employee directors, and consultants of EPCO and its and our affiliates who provide services, directly or indirectly, for us or our subsidiaries. The stated purpose of the plan is to provide directors, employees and consultants of EPCO, and its affiliates, with incentive compensation awards to encourage superior performance and a means whereby they may acquire or increase their equity interests in us and develop a sense of proprietorship and personal involvement in the development and financial success of the partnership. The plan is also intended to enhance the ability of our general partner, us and our affiliates to attract and retain the services of individuals who are essential to the continued success of the partnership.

The existing 2008 Incentive Plan reserved 10,000,000 common units for issuance under the plan. As of August 19, 2013, 4,321,587 common units remained available for issuance under the 2008 Incentive Plan. We believe that this remaining amount may be insufficient to meet our equity compensation requirements beyond 2014. Accordingly, pursuant to the existing 2008 Incentive Plan, the conflicts committee approved an amended and restated 2008 Incentive Plan, subject to approval by the board of directors of our general partner and by our unitholders, to: (i) automatically increase the maximum aggregate number of common units available for issuance under the plan (currently 10,000,000 common units) by 2,500,000 common units per year, beginning on January 1, 2014 and subsequently on each January 1 thereafter during the term of the plan; provided, however, that in no event shall the maximum aggregate number exceed 35,000,000 common units; (ii) permit the grant of unit awards, other unit-based awards, and substitute awards under the plan; (iii) permit the grant of awards to non-employee directors of our affiliates; (iv) permit the payment of cash upon settlement of phantom units; (v) permit the payment of common units or other awards upon the settlement of distribution equivalent rights (DERs); (vi) grant the committee administering the plan power to delegate its responsibilities; (vii) extend the term of the plan to September 30, 2023; and (viii) make other technical and non-material revisions to the 2008 Incentive Plan, so that we may continue to use the plan for its stated purpose. Additionally, the board of directors of our general partner approved the amended and restated 2008 Incentive Plan, subject to unitholder approval.

Description of the 2008 Incentive Plan

The following is a brief description of the principal features of the 2008 Incentive Plan. The following is qualified in its entirety by the text of the 2008 Incentive Plan, as amended by the proposed amendments, a copy of which is attached to this proxy statement as Annex A. Annex A is marked to show the proposed amendments. You should refer to the 2008 Incentive Plan for details regarding the awards that may be made thereunder.

Restricted Units. Restricted units are common units granted under the 2008 Incentive Plan that are subject to forfeiture provisions and restrictions on transferability. Upon award, certificates or book entries evidencing restricted units are issued in a participant’s name, pursuant to which the participant will have such voting rights, and such awards will have such other terms and conditions as the conflicts committee, which currently serves as the administrating committee under the plan (the “Committee”), may establish with respect thereto, including whether any distributions made by the partnership with respect to such restricted units shall be payable with respect to, and/or accrue on, such restricted units, and, if payable and/or accrued, whether such distributions will be subject to forfeiture and/or other restrictions. If distributions are to be forfeited and/or otherwise restricted, such restrictions (including forfeitures, if any) shall be determined in the sole discretion of the Committee. Certificates evidencing restricted common units will be held by the Secretary of our general partner until the restricted common units become fully vested or are forfeited and cancelled.

Phantom Units. Phantom units are notional or phantom common units that can be granted under the 2008 Incentive Plan which, upon its settlement date, entitle the holders to receive common units or, in the Committee’s discretion, cash equal to the fair market value of a common unit on the settlement date. Participants who receive phantom units under the 2008 Incentive Plan do not have voting rights or rights to receive distributions made by us until the phantom units become vested. However, as described below, a contingent right to receive an amount of cash equal to any cash distributions made on the common units could also be granted in tandem with the phantom units.

Options. Options are rights to purchase common units granted under the 2008 Incentive Plan at a specified price. Options may have such terms and conditions as the Committee determines.

Distribution Equivalent Rights (DERs). Distribution equivalent rights, or DERs, are contingent rights to receive all or a designated portion (whether by formula or otherwise) of the cash distributions otherwise payable on a common unit during the period the DER is outstanding (or, in the Committee’s discretion, a common unit or an award having fair market value equal to the same). DERs may be granted alone or in tandem with a phantom unit, other unit-based or substitute award.

Unit Appreciation Rights (UARs). Unit appreciation rights, or UARs, are rights to receive the excess, or such designated portion of the excess not to exceed 100%, of the fair market value of a common unit on the exercise date over the grant price established for such UAR. Such excess may be paid in cash and/or in common units as determined by the Committee in its discretion.

Unit Awards. Unit awards are common units that are vested (nonforfeitable) on and after their date of grant.

Other Unit-Based Awards. Other unit-based awards are awards that can be based, in whole or in part, by reference to common units and convertible securities, and upon vesting may be settled in common units, cash or other awards, in the Committee’s discretion.

Substitute Awards. Individuals who become an employee, consultant or non-employee director as a result of an asset or entity acquisition by EPCO or an affiliate and lose an equity award under its former employer’s plan may be granted a substitute award that is intended to replace the lost or forfeited award.

Administration. The 2008 Incentive Plan is administered by the Committee. The Committee’s significant powers under the 2008 Incentive Plan include, but are not limited to, (i) designating participants; (ii) determining the type or types of award and the number of common units to be covered by any award; (iii) determining the terms and conditions of any award; and (iv) determining, whether, to what extent, and under what circumstances participants may settle, exercise, cancel or forfeit any award. Subject to the terms of the 2008 Incentive Plan and any applicable law, the Committee may, in its discretion, delegate some of its powers and duties under the 2008 Incentive Plan to a subcommittee or to an executive officer of the General Partner.

To the extent an award is settled, forfeited, terminated or cancelled without delivery of common units, the common units subject to such award shall again become available for grant to the extent of such settlement, forfeiture, termination or cancellation. In addition, common units withheld to satisfy the participant’s employer’s tax withholding obligations, or to satisfy the exercise price of an award, are not considered to have been delivered to participants and again become available for awards. Subject to adjustments as provided in the plan, the number of common units that may be delivered to participants with respect to awards under the plan will be 10,000,000 common units; provided, however, effective on January 1, 2014 and on each January 1 thereafter during the term of the plan, the aggregate number of common units that may be delivered with respect to awards under the plan shall automatically increase by 2,500,000 common units; provided further, however, that in no event shall the maximum aggregate number exceed 35,000,000 common units.

The common units to be delivered pursuant to an award under this plan may be obtained by EPCO through purchases made on the open market, from us or our affiliates or from any other person; however, it is currently intended that all common units are to be acquired from us. We reimburse EPCO for its costs attributable to all awards under the plan.

Eligibility. Any non-employee director, employee or consultant of us, EPCO or any of their affiliates providing services, directly or indirectly, for us or our subsidiaries are eligible to be designated as a participant in the plan by the Committee. Awards under the plan may be granted alone or in addition to, in tandem with, or in substitution for any other award granted under the 2008 Incentive Plan or awards granted under any other plan of EPCO or any of its affiliates. Awards granted in addition to or in tandem with other awards under the 2008 Incentive Plan or under any other plan of EPCO or any of its affiliates may be granted either at the same time as or at a different time from the grant of such other awards.

Awards. The exercise price of options and UARs awarded to participants is determined by the Committee (at its discretion) at the date of grant and may not be less than the fair market value of the common units subject to the award as of the date of grant, unless it is a substitute award qualifying under Section 409A of the Internal Revenue Code. The Committee determines the time or times at which the awards may be exercised in whole or in part, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, cashless-broker transactions or other acceptable forms of payment. Restricted unit, phantom unit, unit awards, other unit-based awards, and substitute awards may be granted to participants under the 2008 Incentive Plan for no cash payment or for such price as the Committee may set. In addition, to the extent provided by the Committee, an award (other than of options, unit appreciation rights and restricted units) may include a contingent right to receive an amount in cash equal to any cash distributions made by us with respect to the “underlying” common units during the period the DER award is outstanding. No common units may be delivered pursuant to the 2008 Incentive Plan until we have received full payment of any tax withholding, exercise price and any other amount required to be paid pursuant to the plan or the award grant agreement.

Amendments. The 2008 Incentive Plan may be amended or terminated at any time by the board of directors of EPCO or the Committee; however, under NYSE rules, any material amendment, such as a material increase in the number of common units available under the plan or a change in the types of awards available under the plan, would also require the approval of the unitholders.

Term. The 2008 Incentive Plan is effective until the tenth anniversary (September 30, 2023) of the date unitholders approve the 2008 Incentive Plan at the special meeting or, if earlier, at the time that all available common units under the 2008 Incentive Plan have been delivered to participants or the time of termination of the plan by the board of directors of EPCO or by the Committee.

U.S. Federal Income Tax Effects of Awards Under the 2008 Incentive Plan

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences to participants arising from participation in the 2008 Incentive Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the 2008 Incentive Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. In addition, certain awards that may be granted pursuant to the 2008 Incentive Plan that provide for a “deferral of compensation” within the meaning of Section 409A of the Internal Revenue Code could give rise to income subject to additional taxes unless they are designed to comply, and in operation to comply, with Section 409A and the guidance promulgated thereunder. It is the intent of the Committee that all awards granted will either comply with Section 409A or be exempt from the application of Section 409A.

No federal income tax is imposed on the optionee upon the grant of an option to purchase common units under the 2008 Incentive Plan. Generally, upon the exercise of such option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise equal to the excess of the fair market value of the common units on the date of exercise over the option price paid for the common units. The recipient of a restricted unit award will not recognize income at the time of the award, assuming the restrictions applicable to such award constitute a substantial risk of forfeiture for federal income tax purposes and the recipient does not make an election to include the value of the common units in income currently under Section 83(b) of the Internal Revenue Code (an “83(b) election”). Generally, when such forfeiture restrictions lapse, the recipient will recognize ordinary income equal to the fair market value of the common units on the date the forfeiture restrictions lapse. If the recipient of a restricted unit award makes an 83(b) election, the recipient will recognize ordinary income equal to the fair market value of the common units on the date the award is granted. The recipient of a phantom unit award, other unit-based award or substitute award will not recognize income at the time of the award, but will recognize ordinary income equal to the fair market value of the “underlying” common units on the date they are issued to the recipient following vesting of the award (or any cash paid in lieu of a common unit). The recipient of a UAR award will not recognize income at the time of the award, but will recognize ordinary income equal to the excess, not to exceed 100%, of the fair market value of a unit on the date of exercise of the UAR, over the value of such unit on the grant date. A unit award will be taxable on its grant in an amount equal to the fair market value of a common unit. Since our partnership is not a taxable entity, all reimbursements made by us to EPCO with respect to awards under the 2008 Incentive Plan are treated as deductions that are allocated among the partners of our partnership in accordance with the partnership agreement.

Interests of Certain Persons in the Incentive Plan Proposal

In considering the recommendations of the conflicts committee and the board of directors of our general partner relating to the Incentive Plan Proposal, you should be aware that the partnership does not directly employ any of the persons responsible for the management or operations of our business. These functions are performed by employees of EPCO and its affiliates pursuant to an administrative services agreement under the direction of the board of directors and executive officers of our general partner. Non-employee directors, employees and consultants of EPCO and its and our affiliates providing services, directly or indirectly, for us or our subsidiaries (including the executive officers of our general partner) will be eligible to receive awards under the 2008 Incentive Plan if it is approved. Accordingly, these individuals have a substantial interest in the passage of the Incentive Plan Proposal.

As of August 19, 2013, the directors (excluding Randa Duncan Williams) and executive officers of our general partner collectively owned or controlled 0.6% of our outstanding limited partner interests.

Recommendation of the Conflicts Committee and the Board of Directors Regarding the Incentive Plan Proposal

On August 5, 2013, the conflicts committee, in accordance with the existing 2008 Incentive Plan, unanimously determined that the amended and restated 2008 Incentive Plan was in the best interests of the unitholders and the partnership and voted to approve the plan, and recommended approval of the plan to the board of directors.

After considering the recommendation by the conflicts committee, on August 5, 2013, our board of directors unanimously determined that the amended and restated 2008 Incentive Plan was in the best interests of the unitholders and the partnership and voted to approve the plan.

Accordingly, each of the conflicts committee and the board of directors recommends that the unitholders vote FOR the Incentive Plan Proposal.

Vote Required for Approval of the Incentive Plan Proposal

Our partnership agreement does not require that we present the Incentive Plan Proposal to our unitholders for approval. However, under the NYSE Listed Company Manual, the Incentive Plan Proposal requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the proposal represent more than 50% of all units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast for the Incentive Plan Proposal. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the Incentive Plan Proposal, which are referred to as the “NYSE Votes Cast,” must be greater than 50% of the total number of our outstanding common units. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” the Incentive Plan Proposal must represent a majority of the NYSE Votes Cast in respect of such proposal in order to be approved.

The proposed 2008 Enterprise Products Long-Term Incentive Plan (Third Amendment and Restatement) will not be effective unless approved by our unitholders.

PROPOSAL TWO: THE UNIT PURCHASE PLAN PROPOSAL

Reasons for the Proposal

The Unit Purchase Plan, originally titled the DEP Unit Purchase Plan, was originally effective on February 11, 2010 and was amended and restated on July 19, 2011 and on September 7, 2011 in connection with our merger with Duncan on that date. The Unit Purchase Plan provides eligible employees of EPCO and its affiliates the opportunity to purchase common units at a discount through withholdings from eligible compensation.

As adopted in connection with our merger with Duncan, the Unit Purchase Plan reserved 440,879 common units for issuance under the plan. As of August 19, 2013, 185,205 common units remained available for issuance under the Unit Purchase Plan. We believe that this remaining amount may be insufficient to meet our equity delivery requirements under the Unit Purchase Plan during and after 2014. Accordingly, the board of directors of our general partner approved an amended and restated Unit Purchase Plan, subject to unitholder approval, to: (i) increase the number of common units issuable under such plan from 440,879 common units to a maximum aggregate of 4,000,000 common units; (ii) extend the term of the plan to September 30, 2023; and (iii) make certain technical and non-material revisions to the definition of “Eligible Compensation”, so that we may continue to use the plan to provide employees of EPCO and its affiliates a cost-effective program to enable them to acquire or increase their ownership of common units and provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the partnership, and to encourage them to devote their best efforts to the business of the partnership, thereby advancing the interests of the partnership and EPCO.

We are asking our unitholders to approve the amended and restated Unit Purchase Plan to: (i) increase the number of common units issuable under such plan from 440,879 common units to a maximum aggregate of 4,000,000 common units; (ii) extend the term of the plan to September 30, 2023; and (iii) make certain technical and non-material revisions to the definition of “Eligible Compensation”.

Description of the Unit Purchase Plan

The following is a brief description of the principal features of the Unit Purchase Plan. The following is qualified in its entirety by the text of the Unit Purchase Plan, as amended by the proposed amendments, a copy of which is attached to this proxy statement as Annex B. Annex B is marked to show the proposed amendment. You should refer to the Unit Purchase Plan for further details of the Unit Purchase Plan.

General. The Unit Purchase Plan provides for any eligible employee, as described below, to elect to have his/her employer withhold on an after-tax basis 1% to 15% from eligible compensation for each pay period for the purchase of common units. Subject to certain restrictions for restricted participants, an eligible employee may cancel or change, within the limitations under the Unit Purchase Plan, the withholding election at any time. Contributions under the Unit Purchase Plan may only be made through payroll deductions.

We believe that the Unit Purchase Plan will provide an opportunity for participants to acquire or increase their equity interests in us and to provide a means whereby they may develop a sense of proprietorship and personal involvement in our development and financial success, and will encourage them to devote their best efforts to EPCO, the general partner and us.

Administration. The Unit Purchase Plan will be administered by a committee (the “UPP Committee”) appointed by any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman or Group Vice Chairman of EPCO to administer the Unit Purchase Plan. A majority of the UPP Committee will constitute a quorum, and the action of the members of the UPP Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the UPP Committee members, will be the acts of the UPP Committee.

Subject to the terms of the Unit Purchase Plan and applicable law, and in addition to other express powers and authorizations granted to the UPP Committee by the Unit Purchase Plan, the UPP Committee will have the sole power, authority and discretion to: (i) determine which persons are eligible employees who may participate; (ii) determine the number of common units to be purchased by a participant; (iii) determine the time and manner for purchasing common units; (iv) interpret, construe and administer the Unit Purchase Plan, including without limitation, determining the blackout periods and which participants are restricted participants; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as the UPP Committee deems appropriate for the proper administration of the Unit Purchase Plan; (vi) make a determination as to the right of any person to receive common units under the Unit Purchase Plan; and (vii) make any other determination and take any other action that the UPP Committee deems necessary or desirable for the administration of the Unit Purchase Plan. No member of the UPP Committee will be liable for any action, omission, determination or interpretation made in good faith, and EPCO and we will, in addition to any other rights of such persons, hold harmless such persons with respect to any such action, omission, determination or interpretation.

We have engaged a custodian (“Custodian”) to perform administrative services for the Unit Purchase Plan and to hold cash and common units, as provided in the services agreement with such Custodian.

Eligibility. Eligible persons for participation in the plan include any person who is a regular, active, full-time employee of EPCO (or any affiliate the UPP Committee has designated as a participating entity) and whose regularly scheduled work week is at least 30 hours per week, but excluding (i) any such employee covered by a collective bargaining agreement unless such bargaining agreement provides for his/her participation in the Unit Purchase Plan, (ii) any temporary, project or leased employee or any nonresident alien and (iii) any employee who owns interests or stock, as applicable, possessing 5% or more of the total combined voting power or value of all classes of equity interests in either us, EPCO or any other designated employer. Eligible persons described above may enroll in the Unit Purchase Plan on or after the first day of the month following the date on which the employee becomes an eligible employee. Subject to UPP Committee determination of eligible employees, we estimate that as of August 1, 2013, there were approximately 6,500 employees eligible to participate in the Unit Purchase Plan. As previously described, we have no employees and do not directly employ any of the persons responsible for managing our partnership. Instead, we are managed by our general partner, the executive officers of which are employees of EPCO, with all of our management, administrative and operating functions performed either by employees of EPCO and certain of its affiliates pursuant to our administrative services agreement or by other service providers.

Employees participating in the Unit Purchase Plan who have the title of vice president or above with EPCO or an affiliate (regardless of location), and each other employee who is a Houston corporate office employee, are restricted participants. Restricted participants are subject to the following restrictions: (i) no common units may be sold by or for the benefit of a restricted participant during either (A) a blackout period consisting of all periods during the year other than each period beginning on the second business day following a public announcement of our financial results for our most recently completed fiscal quarter and ending on the last day of the next subsequent fiscal quarter (a “Company Blackout Period”) or (B) a blackout period established by the UPP Committee (a “Plan Blackout Period”); (ii) a restricted participant may not join the Unit Purchase Plan or increase his/her contribution percentage during a Plan Blackout Period (but may join the DRIP during a Company Blackout Period or a Plan Blackout Period); and (iii) if a restricted participant elects to withdraw from the Unit Purchase Plan or decrease his/her contribution percentage, the restricted participant must wait three months before rejoining the Unit Purchase Plan or increasing his/her contribution percentage, as the case may be. If the three-month restricted period in clause (iii) would expire during a Plan Blackout Period, such restricted period will automatically continue with respect to such restricted participant until the end of that Plan Blackout Period.

Units Subject to the Unit Purchase Plan. The maximum number of common units that may be delivered under the Unit Purchase Plan will be 4,000,000 common units (pending unitholder approval), subject to adjustments in kind as the UPP Committee deems appropriate in the event any change is made to the common units deliverable under the Unit Purchase Plan or to prevent the delivery of fractional units.

As soon as reasonably practicable following the end of each three-month period ending on the last day of each January, April, July or October, or such other periods as designated by the UPP Committee (the “Purchase Period”), the Custodian will purchase from us the number of common units that can be acquired with the sum of (i) the total amount withheld from the participants’ eligible compensation during such Purchase Period, (ii) the Employee Discount Amount (defined below) for such Purchase Period and (iii) any interest or dividends that may be received by the Custodian from a money market fund investment on the amounts remitted to the Custodian with respect to that Purchase Period. The Employee Discount Amount is the amount paid by the employers each Purchase Period, equal to 10% of the quotient of (x) the total amount withheld from the participants’ eligible compensation during such Purchase Period, divided by (y) 0.90. If the Custodian is directed to purchase our common units in the open market, the price of the common units allocated to each affected Participant for a Purchase Period will be based on the weighted average of the purchase prices actually paid for the common units acquired for such Purchase Period. If common units are purchased directly from us or an employer, the price of such common units will be the Fair Market Value.

Fair Market Value. Fair Market Value of a common unit means the closing sales price of a common unit on the applicable purchase date (or if there is no trading in common units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the UPP Committee). In the event common units are not publicly traded at the time a determination of Fair Market Value is required to be made under the Unit Purchase Plan, the determination of Fair Market Value will be made in good faith by the UPP Committee.

Eligible Employee Account. A separate account for each electing eligible employee will be maintained reflecting the aggregate amount of eligible compensation that has been withheld and the Employee Discount Amount that have not yet applied to the purchase of common units for such eligible employee. This account will be credited with the common units purchased for the participant under the Unit Purchase Plan, including any common units purchased on his/her behalf pursuant to our distribution reinvestment plan, if applicable, by the Custodian with cash distributions on the common units held for the participant by the Custodian. Amounts of eligible compensation withheld will not be segregated from the general assets of the employer and will not bear interest. The employer will remit to the Custodian within a reasonable time after the end of each Purchase Period (i) all amounts of eligible compensation that have not been withheld by the employer and (ii) the Employee Discount Amounts that have not been previously remitted to the Custodian. Cash amounts held by the Custodian for a participant may, subject to the determination of the UPP Committee, be invested by the Custodian as soon as reasonably practical in a money market fund approved by EPCO until such amounts are used by the Custodian to purchase common units pursuant to the Unit Purchase Plan. The interest or dividends earned, if any, on amounts invested in the money market fund will be allocated by the Custodian to the participants.

Unit Purchase Plan Expenses. The employer will pay, other than from the accounts, all brokerage fees for the purchase, but not the sale, of common units and all other costs and expenses of administering the Unit Purchase Plan, including the fees of the Custodian.

Amendment; Term of Plan. The Unit Purchase Plan may be amended from time to time by the Board, or any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman or Group Vice Chairman of EPCO, subject to unitholder approval to the extent required by applicable law or the requirements of the principal exchange in which the common units are listed. In addition, the Chief Executive Officer, the President or the Senior Vice President of Human Resources of EPCO may, subject to unitholder approval to the extent required by applicable law or the requirements of the principal exchange in which the common units are listed, and after consultation with EPCO’s General Counsel, Chief Legal Officer or Deputy or Assistant General Counsel with respect to such matters, make any amendments to the Unit Purchase Plan that do not (i) increase the number of authorized common units, (ii) increase the Employee Discount Amount or (iii) otherwise materially increase EPCO’s or our obligations under the Unit Purchase Plan; provided, the failure of any such authorized officer to make such consultation will not affect the validity of any such amendments to the Unit Purchase Plan. Once effective, the Unit Purchase Plan will continue until the earliest of (i) all available common units under the Unit

Purchase Plan have been delivered to participants, (ii) the termination of the Unit Purchase Plan by action of the Board, or any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman or Group Vice Chairman of EPCO, or (iii) the 10th anniversary of the approval of the amended and restated Unit Purchase Plan by the Enterprise unitholders at the special meeting. Upon termination of the Unit Purchase Plan, any amounts then remaining credited to participants’ accounts will be returned to the affected employees.

Unit Purchase Plan Benefits. Future benefits under the Unit Purchase Plan are not currently determinable. Eligible employee determinations depend on UPP Committee actions, and participation by such eligible employees is at the election of such employees. No previous participation in the Unit Purchase Plan has been authorized or approved.

U.S. Federal Income Tax Effects of Participation in the Unit Purchase Plan

Each participant in the Unit Purchase Plan will recognize ordinary income equal to the employee discount amount paid to his account in each pay period in which he participates, and we will generally be entitled to a corresponding federal income tax deduction at the same time.

Interests of Certain Persons in the Unit Purchase Plan Proposal

In considering the recommendation of the board of directors of our general partner relating to the Unit Purchase Plan Proposal, you should be aware that the partnership does not directly employ any of the persons responsible for the management or operations of our business. These functions are performed by employees of EPCO and its affiliates pursuant to an administrative services agreement under the direction of the board of directors and executive officers of our general partner. Employees of EPCO and its and our affiliates providing services to EPCO for us or our subsidiaries (including executive officers of our general partner) will be eligible to purchase common units at a discount through withholdings from eligible compensation under the Unit Purchase Plan if it is approved. Accordingly, these individuals have a substantial interest in the passage of the Unit Purchase Plan Proposal.

Recommendation of the Board of Directors Regarding the Unit Purchase Plan Proposal

On August 5, 2013, our board of directors unanimously determined that the terms of the proposed amended and restated Unit Purchase Plan were in the best interests of the unitholders and the partnership and voted to approve the plan.

Accordingly, the board of directors recommends that the unitholders vote FOR the Unit Purchase Plan Proposal.

Vote Required for Approval of the Unit Purchase Plan Proposal

Our partnership agreement does not require that we present the Unit Purchase Plan Proposal to our unitholders for approval. However, under the NYSE Listed Company Manual, the Unit Purchase Plan Proposal requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the proposal represent more than 50% of all units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast for the Unit Purchase Plan Proposal. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of the Unit Purchase Plan Proposal, which are referred to as the “NYSE Votes Cast,” must be greater than 50% of the total number of our outstanding common units. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” the Unit Purchase Plan Proposal must represent a majority of the NYSE Votes Cast in respect of such proposal in order to be approved.

The proposed EPD Unit Purchase Plan (Third Amendment and Restatement) will not be effective unless approved by our unitholders.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Executive Officer Compensation

We do not directly employ any of the persons responsible for managing our business. Instead, we are managed by our general partner, the executive officers of which are employees of EPCO. Our management, administrative and operating functions are primarily performed by employees of EPCO pursuant to an administrative services agreement, or “ASA.” Pursuant to the ASA, we reimburse EPCO for 100% of its compensation costs related to employment of personnel working on our behalf. For more information regarding the ASA, see Note 15 of the Notes to Consolidated Financial Statements included under Item 8 of our annual report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”).

Summary Compensation Table

The following table presents total compensation amounts paid, accrued or otherwise expensed by us with respect to the years ended December 31, 2012, 2011 and 2010 for the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), and the three other most highly compensated executive officers of our general partner. Collectively, these individuals were our “named executive officers” for 2012. The compensation amounts presented below include amounts allocated to Enterprise GP Holdings, L.P. (“Holdings”) prior to our merger with Holdings in November 2010.

Name and Principal Position	Year	Cash Salary ($)	Cash Bonus ($) (1)	Unit Awards ($) (2)	Option Awards ($) (3)	All Other Comp. ($) (4)	Total ($)
Michael A. Creel	2012	$769,000	$1,550,000	$3,738,240	$—	$597,606	$6,654,846
(CEO)	2011	707,275	1,425,000	2,640,354	—	530,461	5,303,090
	2010	607,187	1,046,875	2,091,096	208,905	388,681	4,342,744

W. Randall Fowler	2012	415,097	562,500	1,947,000	—	312,216	3,236,813
(Executive Vice President and CFO)	2011	402,905	562,500	1,442,100	—	287,595	2,695,100
	2010	275,625	262,500	822,885	87,044	166,070	1,614,124

A. James Teague	2012	685,150	1,550,000	3,364,416	—	459,763	6,059,329
(Chief Operating Officer)	2011	665,113	1,300,000	1,922,800	—	412,067	4,299,980
	2010	650,000	650,000	1,710,310	174,087	372,446	3,556,843

Lynn L. Bourdon, III	2012	397,500	430,000	1,298,000	—	185,433	2,310,933
(Group Senior Vice President)	2011	387,656	400,000	961,400	—	171,128	1,920,184
	2010	379,219	300,000	451,780	87,044	190,440	1,408,483

William Ordemann	2012	422,900	300,000	1,038,400	—	294,486	2,055,786
(Group Senior Vice President)	2011	414,612	250,000	1,311,000	—	329,170	2,304,782
	2010	406,300	250,000	1,090,726	174,087	283,173	2,204,286

(1)	Amounts represent discretionary annual cash awards accrued with respect to the years presented. Cash awards are paid in February of the following year (e.g., the cash awards with respect to 2012 were paid in February 2013).
(2)	Amounts represent our estimated share of the aggregate grant date fair value of restricted common unit awards granted during each year presented. For information about assumptions made in the valuation of these awards, see Note 5 of the Notes to Consolidated Financial Statements included under Item 8 of the Annual Report.
(3)	Amounts represent our estimated share of the aggregate grant date fair value of unit option awards granted during each year presented. For information about assumptions made in the valuation of these awards, see Note 5 of the Notes to Consolidated Financial Statements included under Item 8 of the Annual Report.

(4)	Amounts include (i) contributions in connection with funded, qualified, defined contribution retirement plans, (ii) quarterly distributions paid on incentive plan awards, (iii) the imputed value of life insurance premiums paid on behalf of the officer and (iv) other amounts. The following table presents the components of “All Other Compensation” for each named executive officer for the year ended December 31, 2012:

	Contributions Under Funded, Qualified, Defined Contribution Retirement Plans	Quarterly Distributions Paid on Incentive Plan Awards	Life Insurance Premiums	Other	Total All Other Compensation
Michael A. Creel	$27,500	$561,524	$2,322	$6,260	$597,606
W. Randall Fowler	20,625	284,746	1,741	5,104	312,216
A. James Teague	27,500	419,419	6,858	5,986	459,763
William Ordemann	30,000	258,949	1,242	4,295	294,486
Lynn L. Bourdon, III	25,000	155,291	1,242	3,900	185,433

Certain of the named executive officers perform services for other affiliates of EPCO. Under the ASA, the compensation costs of our named executive officers, including those related to equity-based awards, are allocated between us and other affiliates of EPCO based on the estimated amount of time that each officer spends on our consolidated businesses in any fiscal year. These percentages are reassessed at least quarterly.

The following table presents the average approximate amount of time devoted by each of our named executive officers to our consolidated businesses, which included Duncan prior to our merger with Duncan in September 2011, and to EPCO and its other affiliates during each of the years presented. As presented in the table, the percentages listed for the partnership have been retrospectively adjusted to include the amount of time each named executive officer devoted to Holdings prior to our November 2010 merger with Holdings.

Named Executive Officer	Year	Enterprise Products Partners L.P.	EPCO and other affiliates	Total Time Allocated
Michael A. Creel (CEO)	2012	100%	—	100%
	2011	95%	5%	100%
	2010	84%	16%	100%

W. Randall Fowler (CFO)	2012	75%	25%	100%
	2011	75%	25%	100%
	2010	53%	47%	100%

A. James Teague	2012	100%	—	100%
	2011	100%	—	100%
	2010	100%	—	100%

William Ordemann	2012	100%	—	100%
	2011	100%	—	100%
	2010	100%	—	100%

Lynn L. Bourdon, III	2012	100%	—	100%
	2011	100%	—	100%
	2010	100%	—	100%

Compensation Discussion and Analysis

With respect to our named executive officers, compensation paid or awarded by us for the last three fiscal years reflects only that portion of compensation paid by EPCO and allocated to us pursuant to the ASA, including an allocation of a portion of the cost of equity-based long-term incentive plans of EPCO. The EPCO voting trustees control EPCO and provide recommendations with respect to the compensation of our CEO. As discussed further below, our conflicts committee was given ultimate decision-making authority with respect to 2012 compensation to be paid to our CEO, and our CEO was given ultimate decision-making authority with respect to 2012 compensation to be paid to our other named executive officers. The following elements of compensation, and EPCO’s decisions with respect to determination of payments, are not subject to approvals by the board of directors or our conflicts committee, except in the case of compensation paid to our CEO (as described below). Neither EPCO nor our general partner has a separate compensation committee; however, equity awards granted under EPCO’s long-term incentive plans are approved by the conflicts committee.

As discussed below, the elements of EPCO’s compensation program, along with EPCO’s other incentives (e.g., benefits, work environment and career development), are intended to provide a total rewards package to employees. The objectives of EPCO’s compensation program are to provide competitive compensation opportunities that will align and drive employee performance toward the creation of sustained long-term unitholder value. Our compensation program allows us to attract, motivate and retain high quality talent with the skills and competencies we require. The compensation package is designed to reward contributions by employees in support of the business strategies of EPCO and its affiliates at both our partnership and individual levels. With respect to the three years ended December 31, 2012, EPCO’s compensation package for named executive officers did not include any elements based on targeted performance-related criteria.

The primary elements of EPCO’s compensation program are a combination of annual cash and long-term equity-based incentive compensation. For the three years ended December 31, 2012, the elements of compensation for the named executive officers consisted of annual cash base salary, discretionary annual cash bonus awards, awards under long-term incentive arrangements and other compensation, including very limited perquisites.

In order to assist our CEO, EPCO and the conflicts committee with compensation decisions, EPCO’s senior vice president of Human Resources formulates preliminary compensation recommendations for each of the named executive officers, including our CEO. With respect to compensation to be paid to our CEO, the EPCO voting trustees consider such preliminary recommendations and make revisions, if appropriate. Afterwards, EPCO’s senior vice president of Human Resources presents the revised CEO compensation recommendation to the members of the conflicts committee, which consider the recommendation and then make a final determination regarding compensation of our CEO. In making their final determination, the conflicts committee may discuss the recommendation with EPCO’s senior vice president of Human Resources, request to discuss the recommendations with EPCO’s compensation consultant, and/or retain its own compensation consultant.

With respect to compensation to be paid to Mr. Teague, the CEO and Ms. Williams consider the preliminary recommendation of EPCO’s senior vice president of Human Resources and make revisions, if appropriate. The CEO and Ms. Williams make the final determination regarding Mr. Teague’s compensation.

With respect to compensation to be paid to the remaining named executive officers other than our CEO and Mr. Teague, the CEO and Mr. Teague consider the preliminary recommendations of EPCO’s senior vice president of Human Resources and make revisions, if appropriate. The CEO makes a final determination regarding compensation of these named executive officers.

In making these compensation decisions, EPCO considers market data for determining relevant compensation levels and compensation program elements through the review of and, in certain cases, participation in, relevant compensation surveys and reports. These surveys and reports are conducted and prepared by a third-party compensation consultant. In 2011, EPCO engaged Meridian Compensation Partners, LLC (the “Consultant”) to complete a detailed review of executive compensation relative to our industry. In connection with this review, the Consultant provided comparative market data on compensation practices and programs for executive level positions based on an analysis of industry competitors and other large companies. The market data for industry competitors included information from Atmos Energy Corporation; CenterPoint

Energy, Inc.; CMS Energy Corporation; Constellation Energy Group, Inc.; Dominion Resources, Inc.; El Paso Corporation; Enbridge Energy Partners, L.P.; Energy Transfer Partners, L.P.; NiSource Inc.; NuStar Energy L.P.; ONEOK, Inc.; Plains All American Pipeline, L.P.; Spectra Energy Corp.; The Williams Companies, Inc.; and TransCanada Corporation. The market data for other large companies included 51 entities across multiple industries ranging in revenue size from $80 billion to $15 billion, including well-known companies such as The Procter & Gamble Company; The Home Depot, Inc.; Archer Daniels Midland Company; Target Corporation; and The Boeing Company, among others.

Neither we, nor EPCO, which engages the Consultant, are aware of the specific data of the companies included in the Consultant’s proprietary database for specific positions. EPCO uses the information provided in the Consultant’s analysis to gauge whether compensation levels reported by the Consultant and the general ranges of compensation for EPCO employees in similar positions are comparable, but that comparison is only a factor taken into consideration and may or may not impact compensation of our named executive officers, for which our conflicts committee (in the case of our CEO’s compensation), our CEO and Ms. Williams (in the case of Mr. Teague’s compensation) or our CEO (in the case of compensation to be paid to our other named executive officers) have the ultimate decision-making authority. EPCO does not otherwise engage in benchmarking for the named executive officers’ positions.

The conflicts committee, our CEO and Ms. Williams do not use any formula or specific performance-based criteria in determining the compensation of our named executive officers for services they perform for us; rather, the conflicts committee or our CEO and Ms. Williams (as applicable) determine an appropriate level and mix of compensation on a case-by-case basis. Further, there is no established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. However, some considerations that the conflicts committee or our CEO and Ms. Williams (as applicable) may take into account in making the case-by-case compensation determinations include total value of all elements of compensation and the appropriate balance of internal pay equity among executive officers. The conflicts committee, our CEO and Ms. Williams also consider individual performance, levels of responsibility and value to the organization. All compensation determinations are subjective and discretionary and, as noted above, subject to the ultimate decision-making authority of the conflicts committee or the CEO and Ms. Williams (as applicable), except for equity awards under EPCO’s long-term incentive plans, as discussed below.

We believe that the absence of specific performance-based criteria associated with our cash compensation and equity awards, and the long-term nature of our equity awards, has the effect of discouraging excessive risk taking by our executive officers in order to reach certain targets. Further, the practice of making compensation decisions on a case-by-case basis permits consideration of flexible criteria, including current overall market conditions.

Changes in the base salaries of our named executive officers during the three years ending December 31, 2012 were largely budget-driven and made consistent relative to increases in the base salaries of our other executive officers.

The discretionary cash bonus awards paid to each of our named executive officers were determined by consultation, as appropriate, among the EPCO voting trustees, our CEO, Ms. Williams and EPCO’s senior vice president of Human Resources, subject to final determination by the conflicts committee (in the case of our CEO’s cash bonus awards), our CEO and Ms. Williams (in the case of Mr. Teague’s cash bonus awards) and our CEO (in the case of cash bonus awards to be paid to our other named executive officers). These cash bonus awards, in combination with annual base salaries, are intended to yield competitive total cash compensation levels for the named executive officers and drive performance in support of our business strategies, as well as the performance of other EPCO affiliates for which the named executive officers may perform services. It is EPCO’s general policy to pay these awards in February of the following year. The discretionary cash bonuses reflected the conflicts committee’s (with respect to our CEO), our CEO’s and Ms. Williams’ (with respect to Mr. Teague) and our CEO’s (with respect to the other named executive officers) general consideration of our financial performance for those periods, without any weight or formula given to any specific financial performance measures, as well as their subjective judgment of each named executive officer’s general contributions in connection with our performance, again without any weight or formula given to any specific individual contribution or accomplishments. The levels of cash bonuses were also based on the level and position of such named executive officers and the relative compensation paid to our other executive officers.

Since 2010, the awards granted under EPCO’s long-term incentive plans to our named executive officers were determined by consultation among the EPCO voting trustees, our CEO and EPCO’s senior vice president of Human Resources, and were approved by the conflicts committee. The levels of EPCO’s long-term incentive plan awards to our named executive officers during the last three years also reflected the conflicts committee’s (with respect to our CEO), our CEO’s and Ms. Williams’ (with respect to Mr. Teague) and our CEO’s (with respect to the other named executive officers) general consideration of our financial performance for those periods, without any weight or formula given to any specific financial performance measures, as well as their subjective judgment of each named executive officer’s general contributions in connection with our performance, again without any weight or formula given to any specific individual contribution or accomplishments. The levels of long-term incentive awards were also based on the level and position of such named executive officers and the relative compensation paid to our other executive officers.

EPCO expects to continue its policy of paying for limited perquisites attributable to our named executive officers. EPCO also makes matching contributions under its defined contribution plans for the benefit of our named executive officers in the same manner as it does for other EPCO employees.

EPCO does not offer our named executive officers a defined benefit pension plan. Also, none of our named executive officers had nonqualified deferred compensation during the three years ended December 31, 2012.

In the fourth quarter of 2010, EPCO entered into retention agreements with each of the named executive officers to reinforce and encourage the continued dedication of such officers to EPCO and us as a member of our executive management team and to assure that we and EPCO will have the services of the executives in the foreseeable future. Pursuant to the retention agreements, Messrs. Creel, Fowler, Teague, Ordemann and Bourdon will be entitled to a cash retention payment of $10 million, $5 million, $10 million, $2.5 million and $2.5 million, respectively, less applicable withholding taxes (as applicable to each person, the “Retention Payment”), following the completion of 48 months of continuous employment with EPCO from the effective date of each retention agreement (the “Retention Period”). We record an allocated portion of such costs based on the approximate amount of time each officer spends on our consolidated business activities. The effective date of the retention agreements for Mr. Creel, Mr. Fowler and Mr. Teague was December 1, 2010. The effective date of the retention agreements for Mr. Ordemann and Mr. Bourdon was October 1, 2010.

Notwithstanding the required Retention Period, if at any time between 24 months and 48 months after December 1, 2010 (i.e., the period of continuous employment from December 1, 2010 until such time being referred to as the “Performance Period”), Mr. Teague designates a candidate to serve as Chief Operating Officer of our general partner and such candidate is determined by the conflicts committee to be satisfactory and is hired by EPCO, then Mr. Teague will be entitled to a cash performance payment of the greater of (a) $6 million or (b) $10 million times (i) the number of months of Mr. Teague’s Performance Period, divided by (ii) 48 (the “Performance Payment”). Pursuant to his retention agreement, Mr. Teague is eligible to earn and receive either the Performance Payment or the Retention Payment, but not both.

Notwithstanding the Retention Period described above, each of the named executive officers will receive, or in the event of his death, his designated beneficiary will receive, unless otherwise required by law, his applicable Retention Payment in the event of an involuntary termination of his employment prior to the end of his Retention Period for specified reasons, including death, disability or termination of his employment by EPCO other than for “cause” (as defined in the applicable retention agreement) in connection with his job elimination, a business reorganization, or a sale of EPCO or us. The Retention Payment is payable in full within 30 days of such qualifying termination. In the event the named executive officer is paid his Retention Payment in connection with an involuntary termination as described above, he agrees that, for a period equal to the lesser of (i) 18 months after the date of the event which gives rise to the Retention Payment or (ii) the remainder of the Retention Period (as if the retention agreement were in full force and effect for the full Retention Period), he will not solicit or induce, either directly or indirectly, any of our employees to cease employment with EPCO.

Any Retention Payment or Performance Payment (with respect to Mr. Teague) is in addition to any discretionary incentive compensation that EPCO or any of its affiliates may, in its sole discretion, grant or have in place from time to time.

Although the retention agreements, restricted common unit awards and unit option awards are entered into with EPCO, all or a portion of the compensation related to these agreements may be allocated to us in accordance with the ASA by and among EPCO, us and the other parties thereto.

We believe that each of the base salary, discretionary cash bonus awards, long-term incentive awards and retention agreements, as applicable, fit the overall compensation objectives of us and of EPCO and are designed to avoid risks that are likely to conflict with our risk management policies.

Grants of Plan-Based Awards in Fiscal Year 2012

The following table presents information concerning each 2012 grant of a plan-based award to a named executive officer for which we will be allocated our pro rata share of the related expense under the ASA.

Name		Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Unit)	Grant Date Fair Value of Unit and Option Awards ($) (1)
	Grant Date	Threshold (#)	Target (#)	Maximum (#)
Restricted common unit awards:
Michael A. Creel (CEO)	2/21/12	—	72,000	—	—	$3,738,240
W. Randall Fowler (CFO)	2/21/12	—	50,000	—	—	1,947,000
A. James Teague	2/21/12	—	64,800	—	—	3,364,416
William Ordemann	2/21/12	—	20,000	—	—	1,038,400
Lynn L. Bourdon, III	2/21/12	—	25,000	—	—	1,298,000

(1)	Amounts presented reflect that portion of grant date fair value allocable to us based on the average percentage of time each named executive officer spent on our consolidated businesses during 2012. Based on current allocations, we estimate that the consolidated compensation expense we record for each named executive officer with respect to these awards will approximate these grant date fair value amounts over the vesting period. The closing price of our common units on February 21, 2012 was $51.92 per unit.

The restricted common unit awards granted to the named executive officers during 2012 were made under the Enterprise Products 1998 Long-Term Incentive Plan (“1998 Incentive Plan”). This plan provides for incentive awards to EPCO’s key employees who perform management, administrative or operational functions for us or our affiliates.

No option awards were granted during 2012.

The grant date fair value amounts presented in the preceding table are based on certain assumptions and considerations made by management. See Note 5 of the Notes to Consolidated Financial Statements included under Item 8 of the Annual Report for additional information regarding our fair value assumptions made in connection with equity-based compensation.

Summary of Long-Term Incentive Arrangements Underlying 2012 Award Grants

Awards granted under the 1998 Incentive Plan may be in the form of unit options, restricted common units, phantom units and distribution equivalent rights (“DERs”). As of August 19, 2013, no phantom unit awards, unit appreciation rights (“UARs”) or associated DERs have been granted under EPCO’s incentive compensation plans to the named executive officers.

Restricted common unit awards allow recipients to acquire our common units (at no cost to the recipient apart from service or other conditions) once a defined vesting period expires, subject to customary forfeiture provisions. Restricted common unit grants generally vest at a rate of 25% per year beginning one year after the grant date. The fair value of restricted common units is based on the market price per unit of our common units on the date of grant. For financial statement purposes, compensation expense is recognized based on the grant date fair value, net of an allowance for estimated forfeitures. Each recipient is also entitled to quarterly cash distributions equal to the product of the number of restricted common units outstanding for the participant and the quarterly cash distribution per common unit paid by us.

Equity Awards Outstanding at December 31, 2012

The following information summarizes each named executive officer’s long-term incentive awards outstanding at December 31, 2012.

Name		Option Awards				Unit Awards
	Vesting Date	Number of Units Underlying Options Exercisable (#)	Number of Units Underlying Options Unexercisable (#)	Option Exercise Price ($/Unit)	Option Expiration Date	Number of Units That Have Not Vested (#) (2)	Market Value of Units That Have Not Vested ($) (3)
Restricted common unit awards:
Michael A. Creel (CEO)	Various(1)	—	—	—	—	210,800	$10,556,864
W. Randall Fowler (CFO)	Various(1)	—	—	—	—	142,500	7,136,400
A. James Teague	Various(1)	—	—	—	—	161,700	8,097,936
William Ordemann	Various(1)	—	—	—	—	89,400	4,477,152
Lynn L. Bourdon, III	Various(1)	—	—	—	—	61,000	3,054,880

Unit option awards:
Michael A. Creel (CEO):
May 22, 2008 option grant (4)	5/22/12	—	90,000	$30.93	12/31/13	—	—
February 19, 2009 option grant	2/19/13	—	75,000	22.06	12/31/14	—	—
May 6, 2009 option grant	5/06/13	—	90,000	24.92	12/31/14	—	—
February 23, 2010 option grant	2/23/14	—	90,000	32.27	12/31/15	—	—
W. Randall Fowler (CFO):
May 22, 2008 option grant (4)	5/22/12	—	60,000	30.93	12/31/13	—	—
February 19, 2009 option grant	2/19/13	—	52,500	22.06	12/31/14	—	—
May 6, 2009 option grant	5/06/13	—	60,000	24.92	12/31/14	—	—
February 23, 2010 option grant	2/23/14	—	60,000	32.27	12/31/15	—	—
A. James Teague:
May 22, 2008 option grant (4)	5/22/12	—	60,000	30.93	12/31/13	—	—
February 19, 2009 option grant	2/19/13	—	60,000	22.06	12/31/14	—	—
May 6, 2009 option grant	5/06/13	—	60,000	24.92	12/31/14	—	—
February 23, 2010 option grant	2/23/14	—	60,000	32.27	12/31/15	—	—
William Ordemann:
May 22, 2008 option grant (4)	5/22/12	—	60,000	30.93	12/31/13	—	—
February 19, 2009 option grant	2/19/13	—	45,000	22.06	12/31/14	—	—
May 6, 2009 option grant	5/06/13	—	60,000	24.92	12/31/14	—	—
February 23, 2010 option grant	2/23/14	—	60,000	32.27	12/31/15	—	—
Lynn L. Bourdon, III:
May 22, 2008 option grant (4)	5/22/12	—	30,000	30.93	12/31/13	—	—
February 19, 2009 option grant	2/19/13	—	30,000	22.06	12/31/14	—	—
May 6, 2009 option grant	5/06/13	—	30,000	24.92	12/31/14	—	—
February 23, 2010 option grant	2/23/14	—	30,000	32.27	12/31/15	—	—

(1)	Of the 665,400 non-vested restricted common unit awards presented in the table, 331,550 vest in 2013, 167,050 vest in 2014, 108,850 vest in 2015 and 57,950 vest in 2016.
(2)	Amounts represent the total number of restricted common unit awards outstanding for each named executive officer.
(3)	Amounts derived by multiplying the total number of restricted common unit awards outstanding for each named executive officer by the closing price of our common units at December 31, 2012 (the last trading day of 2012) of $50.08 per unit.
(4)	These option grants were exercisable beginning in February 2013.

EPCO’s long-term incentive plans provide for the issuance of non-qualified incentive options. These unit option awards are denominated in our common units. When issued, the exercise price of each unit option award may be no less than the market price of our common units on the date of the grant. In general, unit option awards have a vesting period of four years from the date of grant and expire at the end of the calendar year following the year of vesting (e.g., an option vesting on May 22, 2012 will expire on December 31, 2013). However, unit option awards only become exercisable at certain times during the calendar year following the year in which they vest (typically the months of February, May, August and November).

Option Exercises and Units Vested

The following table presents the exercise of unit options by and vesting of restricted common units to our named executive officers during the year ended December 31, 2012.

	Option Awards		Unit Awards
Name	Number of Units Acquired on Exercise (#)	Gross Value Realized on Exercise ($) (1)	Number of Units Acquired on Vesting (#)	Gross Value Realized on Vesting ($) (2)
Michael A. Creel (CEO):
Option awards	16,528	$1,149,000
Restricted common unit awards			76,150	$3,851,838
W. Randall Fowler (CFO):
Option awards	12,594	861,750
Restricted common unit awards			51,850	2,621,468
A. James Teague:
Option awards	16,523	1,149,000
Restricted common unit awards			52,350	2,647,103
William Ordemann:
Option awards	8,463	585,000
Restricted common unit awards			44,050	2,219,707
Lynn L. Bourdon, III:
Option awards	8,873	632,100
Restricted common unit awards			17,600	892,195

(1)	Amount determined by multiplying the number of options exercised by the difference between the closing price of our common units on the date of exercise and the exercise price.
(2)	Amount determined for restricted common unit awards by multiplying the number of restricted common unit awards that vested during 2012 by the closing price of our common units on the date of vesting.

Potential Payments Upon Termination or Change-in-Control

Our named executive officers do not have any employment agreements that call for payment of termination or severance benefits or that provide for any payments in the event of a change in control of our general partner.

EPCO has entered into retention agreements with each of the named executive officers, which are described under “— Compensation Discussion and Analysis” above. Under these agreements, each such person will receive, or in the event of his death, his designated beneficiary will receive, unless otherwise required by law, his applicable Retention Payment (set forth previously) in the event of an involuntary termination of his employment prior to the end of his Retention Period for specified reasons, including death, disability or termination of his employment by EPCO other than for “cause” (as defined in each retention agreement) in connection with his job elimination, a business reorganization or a sale of EPCO or our partnership.

Vesting of restricted unit awards and option awards under the 1998 Incentive Plan and the 2008 Incentive Plan are subject to acceleration upon a qualifying termination, including termination after a change of control of our general partner. Qualifying termination under such awards generally means a termination as an employee of EPCO or an affiliated group member (i) upon death, (ii) a qualifying long-term disability, (iii) a qualifying retirement, or (iv) within one year after a change of control (as defined), other than a termination for cause (as defined) or termination by such person that is not a qualifying termination for good reason (as defined). A change of control under these award agreements is generally defined to mean that Dan L. Duncan, his widow, descendants, heirs and/or legatees and/or distributees of Dan L. Duncan’s estate, and/or trusts (including, without limitation, one or more voting trusts) established for the benefit of his widow, descendants, heirs and/or legatees and/or distributees, collectively, cease, directly or indirectly, to control our general partner. Mr. Duncan passed away in March 2010.

As of December 31, 2012, the estimated market value of unvested unit option awards that could be realized in connection with an accelerated vesting for a qualifying termination (calculated as the difference between the exercise prices of the underlying options and closing price of our common units on December 31, 2012 of $50.08 per unit, but without reflecting any allocation of compensation to other entities under the ASA), would have been the following for each of the named executive officers:

Accelerated Option Value
Michael A. Creel (CEO)	$7,692,300
W. Randall Fowler (CFO)	5,198,250
A. James Teague	5,408,400
William Ordemann	4,988,100
Lynn L. Bourdon, III	2,704,200

Although the retention agreements, restricted unit awards and unit option awards are entered into with EPCO, all or an allocated portion of the compensation related to these agreements may be charged to us in accordance with the ASA.

Compensation Committee Report

We do not have a separate compensation committee. In addition, we do not directly employ or compensate our named executive officers. Rather, under the ASA, we reimburse EPCO for the compensation of our executive officers. As described in Compensation Discussion and Analysis, decisions regarding the compensation of our named executive officers are made, as applicable, by EPCO, our CEO and the conflicts committee.

In light of the foregoing, the board of directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and determined that it be included in this proxy statement.

Submitted by:	Randa Duncan Williams
Thurmon M. Andress
Richard H. Bachmann
E. William Barnett
Larry J. Casey
Michael A. Creel
Dr. Ralph S. Cunningham
W. Randall Fowler
Charles E. McMahen
Rex C. Ross
Edwin E. Smith
Richard S. Snell
A. James Teague

Notwithstanding anything to the contrary set forth in any previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Compensation Committee Interlocks and Insider Participation

None of the directors or executive officers of our general partner served as members of the compensation committee of another entity that has or had an executive officer who served as a member of our board of directors during 2012. As previously noted, we do not have a separate compensation committee. As described in Compensation Discussion and Analysis, decisions regarding the compensation of our named executive officers are made, as applicable, by EPCO, our CEO and the conflicts committee.

Director Compensation

Neither we nor our general partner provide any additional compensation to employees of EPCO who serve as directors of our general partner.

The independent directors of our general partner are compensated as follows: (i) each receives a $75,000 annual cash retainer; (ii) if the individual serves as chairman of a committee of the board of directors, then he receives an additional $15,000 in cash annually; (iii) each receives a meeting fee of $1,500 in cash for each meeting of the board of directors attended; (iv) each receives a meeting fee of $1,500 in cash for each meeting of a duly appointed committee of the board of directors attended, provided that he is duly elected or appointed to the committee; and (v) each receives an annual grant of our common units having a fair market value, based on the closing price of such security on the trading day immediately preceding the date of grant, of approximately $75,000.

The following table presents information regarding compensation paid to the independent directors of our general partner during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Unit Awards ($)	All Other Compensation ($)	Total ($)
Thurmon M. Andress	$96,000	$74,453	$—	$170,453
E. William Barnett (1)	111,000	74,453	—	185,453
Larry J. Casey	96,000	74,453	—	170,453
Charles E. McMahen (2)	117,000	74,453	—	191,453
Rex C. Ross	102,000	74,453	—	176,453
Edwin E. Smith	96,000	74,453	—	170,453
Richard S. Snell	102,000	74,453	—	176,453

(1)	Mr. Barnett serves as chairman of the Governance Committee.
(2)	Mr. McMahen serves as chairman of the Audit Committee.

As an honorary director, O.S. Andras receives $20,000 in cash annually for his services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of August 19, 2013, regarding each person known by our general partner to beneficially own more than 5% of our limited partner units.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common units	Randa Duncan Williams	340,462,655	(1)	36.9%
	1100 Louisiana Street, 10th Floor
	Houston, Texas 77002

(1)	For a detailed listing of the ownership amounts that comprise Ms. Williams’ total beneficial ownership of our common units, see the table presented in the following section, “Security Ownership of Management” below.

Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of our common units as of August 19, 2013 by (i) our named executive officers; (ii) the current directors of our general partner; and (iii) the current directors and executive officers (including named executive officers) of our general partner as a group. All beneficial ownership information has been furnished by the respective directors and executive officers. Each person has sole voting and dispositive power over the securities shown unless indicated otherwise.

Ms. Williams is a DDLLC voting trustee, an EPCO voting trustee, an independent co-executor of the Estate of Dan L. Duncan, Deceased, and a beneficiary of the estate. Ms. Williams is also currently Chairman and a Director of EPCO and Chairman of the Board and a Director of our general partner. Ms. Williams disclaims beneficial ownership of the limited partner units beneficially owned by the EPCO voting trustees, the DDLLC voting trustees and Mr. Duncan’s estate except to the extent of her voting and dispositive interests in such units.

Name of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent of Class
Randa Duncan Williams:
Units controlled by DDLLC Voting Trust
Through DFI GP Holdings L.P.	40,844,206	4.4%
Through DDLLC	20,881	*
Units controlled by EPCO Voting Trust:
Through EPCO	523,306	*
Through EPCO Investments, LLC	15,241,517	1.7%
Through Duncan Family Interests, Inc.	263,762,115	28.6%
Through EPCO Holdings, Inc.	7,839,629	*
Units controlled by the Estate of Dan L. Duncan, Deceased (1)	10,111,436	1.1%
Units controlled by Alkek and Williams, Ltd.	163,000	*
Units controlled by family trusts (2)	1,950,000	*
Units owned personally (3)	6,565	—

Total for Randa Duncan Williams	340,462,655	36.9%

Michael A. Creel (CEO) (4)	740,268	*
W. Randall Fowler (CFO) (4,5)	584,269	*
A. James Teague (4,6)	877,220	*
William Ordemann (4)	406,884	*
Lynn L. Bourdon, III (4,7)	299,480	*
Thurmon M. Andress (8)	37,606	*
Richard H. Bachmann (9)	656,130	*
E. William Barnett	20,941	*
Larry J. Casey (10)	24,941	*
Dr. Ralph S. Cunningham (11)	467,398	*
Charles E. McMahen	41,413	*
Rex C. Ross (12)	69,852	*
Edwin E. Smith	192,621	*
Richard S. Snell	14,092	*
All current directors and executive officers of our general partner, as a group (20 individuals in total)	345,844,140	37.5%

*	Represents a beneficial ownership of less than 1% of class
(1)	The number of common units presented for the Estate of Dan L. Duncan, Deceased includes common units held by DD Securities LLC.

(2)	The number of common units presented for Ms. Williams includes 1,512,500 common units held by family trusts for which she is the trustee but has disclaimed beneficial ownership.
(3)	The number of common units presented for Ms. Williams includes 4,545 common units held by her spouse and 2,020 common units held jointly with her spouse.
(4)	These individuals are the named executive officers for 2012.
(5)	The number of common units presented for Mr. Fowler includes 250,000 common units held by a family limited partnership (for which he has disclaimed beneficial ownership except to the extent of his pecuniary interest).
(6)	The number of common units presented for Mr. Teague includes (i) 189,509 common units held by an immediate family member and (ii) 26,500 common units held by a family trust.
(7)	The number of common units presented for Mr. Bourdon includes 600 common units held by immediate family members.
(8)	The number of common units presented for Mr. Andress includes (i) 1,200 common units held by an immediate family member, (ii) 15,532 common units held by a family partnership and (iii) 712 common units held by family trusts.
(9)	The number of common units presented for Mr. Bachmann includes (i) 15,738 common units held by family trusts and (ii) 2,231 common units held by an immediate family member.
(10)	The number of common units presented for Mr. Casey includes 26 common units held by an immediate family member.
(11)	The number of common units presented for Dr. Cunningham includes (i) 76,369 common units held by a family limited liability company, (ii) 305,506 common units held by a family limited partnership (for which he has disclaimed beneficial ownership except to the extent of his pecuniary interest) and (iii) 23 common units held by the general partner of such family limited partnership.
(12)	The number of common units presented for Mr. Ross includes 57,852 common units held by family trusts.

Privately held affiliates of EPCO (together with their respective subsidiaries) have pledged up to 44,000,000 of our common units that they own as security under such affiliates’ credit facilities. These credit facilities include customary provisions regarding potential events of default. A change in ownership of these units could result if an event of default ultimately occurred.

Equity Ownership Guidelines

In order to further align the interests and actions of our general partner’s directors and executive officers with our long-term interests and those of our general partner and other unitholders, the board of directors has adopted and approved certain equity ownership guidelines for our general partner’s directors and executive officers. Under these guidelines:

•

each non-management director of our general partner is required to own our common units having an aggregate value (as defined in the guidelines) of three times the dollar amount of such non-management director’s aggregate annual cash retainer for service on the board of directors for the most recently completed calendar year; and

•

each executive officer of our general partner is required to own our common units having an aggregate value (as defined in the guidelines) of three times the dollar amount of such executive officer’s aggregate annual base salary for the most recently completed calendar year.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2012 regarding the long-term incentive plans of EPCO under which our common units are authorized for issuance. For additional information regarding our equity based compensation, see Note 5 of the Notes to Consolidated Financial Statements included under Item 8 of the Annual Report.

Plan Category	Number of Units to Be Issued Upon Exercise of Outstanding Common Unit Options	Weighted- Average Exercise Price of Outstanding Common Unit Options	Number of Units Remaining Available For Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by unitholders:
1998 Incentive Plan (1)	30,000	$20.08	852,974
2006 Incentive Plan (2)	91,140	$22.98	n/a
2008 Incentive Plan (3)	2,640,000	$27.65	5,167,075
Equity compensation plans not approved by unitholders:
None	—	—	—

Total for equity compensation plans	2,761,140	$27.41	6,020,049

(1)	The 30,000 unit options outstanding at December 31, 2012 are exercisable in 2014.
(2)	These awards were granted under the EPCO, Inc. 2006 TPP Long-Term Incentive Plan (“2006 Incentive Plan”), which we assumed in connection with the TEPPCO merger. As of August 19, 2013, there are no unit options outstanding under the 2006 Incentive Plan. No additional awards are expected to be issued under the 2006 Incentive Plan.
(3)	Of the 2,640,000 unit options outstanding December 31, 2012, 645,000 are exercisable in 2013 and 1,300,000 and 695,000 are exercisable in 2014 and 2015, respectively.

The 1998 Incentive Plan provides for awards of our common units and other rights to our non-management directors and to employees of EPCO and its affiliates providing services to us. Awards under the 1998 Incentive Plan may be granted in the form of unit options, restricted common units, phantom units and DERs. Of the 7,000,000 common units authorized for issuance under the 1998 Incentive Plan, the number of units remaining available for future issuance under the plan as of August 19, 2013 is 1,144,953 common units. The 1998 Incentive Plan is expected to expire in the second quarter of 2014.

The 2008 Incentive Plan provides for awards of our common units and other rights to our non-management directors and to consultants and employees of EPCO and its affiliates providing services to us. Awards under the 2008 Incentive Plan may currently be granted in the form of unit options, restricted common units, phantom units, UARs and DERs. Of the 10,000,000 common units currently authorized for issuance under the 2008 Incentive Plan, the number of units remaining available for future issuance under the plan as of August 19, 2013 is 4,321,587 common units.

THE SPECIAL UNITHOLDER MEETING

Time, Place and Date. The special meeting of unitholders will be held on September 30, 2013, 8:00 a.m., local time at the Hyatt Regency Houston Hotel at 1200 Louisiana Street, Houston, Texas 77002. The meeting may be adjourned or postponed by our general partner to another date or place for proper purposes, including for the purpose of soliciting additional proxies.

Purposes. The purposes of the special meeting are:

•	to consider and vote upon the approval of the amendment and restatement of the 2008 Incentive Plan;

•	to consider and vote upon the approval of the amendment and restatement of the Unit Purchase Plan; and

•	to transact such other business as may properly be presented at the meeting or any adjournments or postponements of the meeting.

At this time, we know of no other matter that will be presented for consideration at the meeting.

Quorum. A quorum requires the presence at the special meeting, in person or by proxy, of holders of more than 50% of our common units outstanding on the record date. Your common units will be counted as present at the special meeting if you:

•	are present and vote in person at the meeting; or

•	have submitted a properly executed proxy card or properly submitted your proxy by telephone or Internet.

Proxies received but marked as abstentions will be counted as units that are present and entitled to vote for purposes of determining the presence of a quorum. If an executed proxy is returned by a broker or other nominee holding units in “street name” indicating that the broker does not have discretionary authority as to certain units to vote on the proposals (a “broker non-vote”), such units will not be considered present at the meeting for purposes of determining the presence of a quorum, nor will they be considered entitled to vote.

Record Date. The record date for the special meeting is the close of business on August 19, 2013.

Attendance. Only unitholders of record at the close of business on the record date may attend the special meeting and any adjournments or postponements of the meeting. For admission into the special meeting, such unitholders must present the proxy card enclosed with these materials or, if their units are held in “street name” by a broker or other nominee, a broker’s statement showing units held for their benefit on the record date, as well as in each case a valid government-issued picture identification.

Units Entitled to Vote. Unitholders may vote at the special meeting in person or by proxy if they owned common units at the close of business on the record date. Unitholders may cast one vote for each common unit owned on the record date.

Votes Required. Under the NYSE Listed Company Manual, each proposal requires the approval of a majority of the votes cast by our unitholders, provided that the total votes cast on the proposal represent more than 50% of all units entitled to vote. Votes “for” and “against” and abstentions count as votes cast, while broker non-votes do not count as votes cast. Thus, the total sum of votes “for,” plus votes “against,” plus abstentions in respect of each proposal, which are referred to as the “NYSE Votes Cast,” must be greater than 50% of the total number of our outstanding common units. Once the NYSE Votes Cast requirement is satisfied, the number of votes cast “for” each proposal must represent a majority of the NYSE Votes Cast in respect of such proposal in order to be approved.

As of August 19, 2013, our general partner, its affiliates, our directors and our executive officers owned an aggregate of 345,844,140 common units, representing an aggregate 37.5% of our issued and outstanding units representing limited partner interests. Such affiliates have stated their intention to vote their units in favor of the proposals.

Units Outstanding. As of the record date, there were 922,187,613 common units outstanding, including all previously outstanding Class B units that were automatically converted into common units on August 8, 2013, prior to the record date.

Voting Procedures

Voting by Unitholders. Unitholders who hold units in their own name may vote using any of the following methods:

•	call the toll-free telephone number listed on your proxy card and follow the recorded instructions;

•	go to the website listed on your proxy card and follow the instructions provided;

•	complete, sign and mail your proxy card in the postage-paid envelope; or

•	attend the meeting and vote in person.

If you have timely and properly submitted your proxy, clearly indicated your vote and have not revoked your proxy, your units will be voted as indicated. If you have timely and properly submitted your proxy but have not clearly indicated your vote, your units will be voted FOR approval of each of the proposals.

If you hold your common units in “street name,” your broker cannot vote your common units for or against the proposals unless you tell the broker or other nominee how you wish to vote. To tell your broker or other nominee how to vote, you should follow the directions that your broker or other nominee provides to you.

Please note that you may not vote your common units held in “street name” by returning a proxy card directly to us or by voting in person at the special meeting unless you provide a “legal proxy,” which you must obtain from your broker or other nominee. A broker non-vote will not count as an NYSE Vote Cast and therefore will negatively affect the NYSE Votes Cast requirement for passage of the proposals. You should therefore provide your broker or other nominee with instructions as to how to vote your common units.

If any other matters are properly presented for consideration at the meeting or any adjournment or postponement thereof, the persons named in your proxy will have the discretion to vote on these matters. Our partnership agreement provides that our general partner may adjourn the meeting for proper purposes and that, in the absence of a quorum, any meeting of our limited partners may be adjourned from time to time by the affirmative vote of a majority of the outstanding limited partner interests represented either in person or by proxy.

Revocation. If you hold your common units in your own name, you may revoke your proxy at any time prior to its exercise by:

•	giving written notice of revocation to the Secretary of our general partner at or before the special meeting;

•	appearing and voting in person at the special meeting; or

•	properly completing and executing a later dated proxy and delivering it to the Secretary of our general partner at or before the special meeting.

Your presence without voting at the meeting will not automatically revoke your proxy, and any revocation during the meeting will not affect votes previously taken.

If you hold your common units in “street name” by a broker or other nominee and you wish to change your vote, you may contact such broker or other nominee for instructions on how to do so.

Validity. The inspectors of election will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of proxies. Their determination will be final and binding. Our board of directors has the right to waive any irregularities or conditions as to the manner of voting. We may accept your proxy by any form of communication permitted by Delaware law so long as we are reasonably assured that the communication is authorized by you.

Solicitation of Proxies. The accompanying proxy is being solicited on behalf of the board of directors of our general partner. The expenses of preparing, printing and mailing the proxy and materials used in the solicitation will be borne by us.

In addition to the mailing of this proxy statement, proxies may also be solicited from unitholders by personal interview, telephone, fax or other electronic means by directors and officers of our general partner and employees of EPCO and its affiliates who provide services to us or our subsidiaries, who will not receive additional compensation for performing that service. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of common units held by those persons, and we will reimburse them for any reasonable expenses that they incur. This proxy statement, including the annexes attached hereto, is also available on our website at http://www.enterpriseproducts.com/ under the “Investors” tab.

Failures to Vote, Abstentions and Broker Non-Votes. If you do not vote in person or by proxy, or a broker non-vote is made on your behalf, your proxy will not be counted as an NYSE Vote Cast and therefore will negatively affect the NYSE Votes Cast requirement that the number of votes cast with respect to each proposal equal at least a majority of the common units outstanding.

If you mark “abstain” for a proposal on your voting card and return it, your proxy will be counted as an NYSE Vote Cast for purposes of that proposal, but will be deemed a vote against such proposal.

If you sign and return your proxy card but do not indicate how you want to vote, your proxy will be counted as a vote in favor of each of the proposals.

UNITHOLDER PROPOSALS

Under applicable Delaware law and our partnership agreement, we are not required to hold an annual meeting of unitholders (limited partners). Ownership of our common units does not entitle unitholders to make proposals at the special meeting. Under our partnership agreement, only our general partner can make a proposal at the meeting. Our partnership agreement establishes a procedure for calling meetings whereby limited partners owning 20% or more of the outstanding units of the class for which a meeting is proposed may call a meeting. In any case, limited partners are not allowed to vote on matters that would cause the limited partners to be deemed to be taking part in the management and control of the business and affairs of the partnership. Doing so would jeopardize the limited partners’ limited liability under the Delaware Act or the law of any other state in which we are qualified to do business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Commission File No. 1-14323). You may read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-732-0330 for further information on the public reference room. Our filings are also available to the public at the Commission’s web site at http://www.sec.gov. In addition, documents filed by us can be inspected at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10002.

The Commission allows us to incorporate by reference into this proxy statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act):

•	Annual Report on Form 10-K for the year ended December 31, 2012

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013;

•	Current Reports on Form 8-K filed with the Commission on February 8, 2013, February 21, 2013, March 13, 2013, March 18, 2013, May 3, 2013, June 3, 2013, June 20, 2013 and August 1, 2013; and

•

The description of our common units contained in our registration statement on Form 8-A/A filed on November 23, 2010, and including any other amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this proxy statement has been delivered, a copy of any and all of our filings with the Commission. You may request a copy of these filings by writing or telephoning us at:

Enterprise Products Partners L.P.

1100 Louisiana Street, 10th Floor

Houston, Texas 77002

Attention: Investor Relations

Telephone: (713) 381-6500

FORWARD-LOOKING STATEMENTS

This proxy statement and some of the documents we incorporate by reference herein contain various forward-looking statements and information that are based on our beliefs and those of our general partner, as well as assumptions made by and information currently available to us. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this proxy statement or the documents we have incorporated herein by reference, words such as “anticipate,” “project,” “expect,” “plan,” “seek,” “goal,” “estimate,” “forecast,” “intend,” “could,” “should,” “will,” “believe,” “may,” “potential” and similar expressions and statements regarding our plans and objectives for future operations, are intended to identify forward-looking statements. Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurances that such expectations will prove to be correct.

Such statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. The quarterly cash distributions paid by us to our unitholders are derived from the cash distributions we receive from EPO. The amount of cash EPO can distribute depends primarily upon cash flow generated by its consolidated operations. Among the key risk factors that may have a direct bearing on our financial position, results of operations and cash flows are:

•	changes in demand for and production of natural gas, NGLs, crude oil, petrochemicals and refined products;

•	a decrease in demand for NGL products by the petrochemical, refining or heating industries;

•	competition from third parties in our midstream energy businesses;

•	our debt level may limit our future financial flexibility;

•	operating cash flows from our capital projects may not be immediate;

•	a natural disaster, catastrophe, terrorist attack or similar event could result in severe personal injury, property damage and environmental damage, which could curtail our operations;

•

the imposition of additional governmental regulations that cause delays or deter new oil and gas exploration and production activities and thus reduce the level of volumes that we process, store, transport or otherwise handle;

•	new environmental regulations that limit our operations or significantly increase our operating costs; and

•

the tax treatment of publicly traded partnerships or an investment in our common units could be subject to potential legislative, judicial or administrative changes and differing interpretations, possibly on a retroactive basis, which could impact the value of our limited partner interests.

You should not put undue reliance on any forward-looking statements. When considering forward-looking statements, please review the risk factors described under “Risk Factors” in our annual report on Form 10-K, our quarterly reports on Form 10-Q and in our other filings with the Commission incorporated by reference in this proxy statement.

ANNEX A

FORM OF

2008 ENTERPRISE PRODUCTS LONG-TERM INCENTIVE PLAN

(THIRD AMENDMENT AND RESTATEMENT)

Effective September 30, 2013

SECTION 1. Purpose of the Plan. The 2008 Enterprise Products Long-Term Incentive Plan (Third Amendment and Restatement) (the “Plan”), is intended to promote the interests of Enterprise Products Company, a Texas corporation (the “Company”), Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), and Enterprise Products Holdings LLC, the general partner of the Partnership (“General Partner”), by providing Directors, Employees and Consultants who perform services, directly or indirectly, for the Partnership with incentive compensation awards to encourage superior performance and a means whereby they may acquire or increase their equity interests in the Partnership and develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership. The Plan is also intended to enhance the ability of the General Partner, the Partnership and their Affiliates to attract and retain the services of individuals who are essential to the continued success of the Partnership.

SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, a Unit Appreciation Right, a Restricted Unit, a Phantom Unit, a Unit Award, a Substitute Award, an Other Unit-Based Award or a DER granted under the Plan.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Audit and Conflicts Committee of the board of directors of the General Partner.

“Common Unit” means a Common Unit of the Partnership.

“Consultant” means an individual, other than an Employee or a Director, who renders consulting or advisory services to the Partnership, the Company or any of their Affiliates.

“DER” means a distribution equivalent right, which is a contingent right, granted alone or in tandem with another Award (other than an Option, UAR, Restricted Unit or Unit Award), to receive with respect to each Common Unit that is subject to this Award, an amount of cash (or, in the Committee’s discretion, in lieu of cash, a Common Unit or an Award having a Fair Market Value) equal to all or a designated portion (whether by formula or otherwise) of the cash distributions made by the Partnership with respect to a Common Unit during the period the DER is outstanding.

“Director” means a member of the Board or the board of directors of the General Partner or any Affiliate of the General Partner who is not a Consultant (other than in the individual’s capacity as a Director) or an Employee.

“Employee” means an employee of the Partnership, the Company or any of their Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, on the applicable date, the closing sales price of a Common Unit on the principal national securities exchange or market in which trading occurs (or if there is no trading in the Common Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Common Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee and in accordance with the requirements of Section 409A of the Code, if applicable.

“Option” means an option to purchase Common Units granted under the Plan.

“Other Unit-Based Award” means an Award granted pursuant to Section 6(g) of the Plan.

“Participant” means an Employee, Director or Consultant granted an Award under the Plan.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or any other entity.

“Phantom Unit” means a notional or phantom Common Unit granted under the Plan which upon its settlement date entitles the holder to receive one Common Unit or, in the Committee’s discretion, cash equal to the Fair Market Value of a Common Unit on the settlement date.

“Restricted Unit” means a Common Unit granted under the Plan that is subject to forfeiture provisions and restrictions on transferability.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Substitute Award” means an Award granted pursuant to Section 6(h) of the Plan.

“Unit Appreciation Right” or “UAR” means an Award that, upon exercise, entitles the holder to receive the excess (if any), or such designated portion of the excess not to exceed 100%, of the Fair Market Value of a Common Unit on the exercise date over the grant price established for such Unit Appreciation Right. Such excess shall be paid in Common Units (or, in the Committee’s discretion, in cash).

“Unit Award” means an Award of Common Units that are vested (non-forfeitable) on and after the date of grant.

SECTION 3. Administration.

(a) Committee Authority. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Units to be covered by Awards granted; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate of the Company or the Partnership, any Participant, and any beneficiary thereof. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award agreement in such manner and to such extent as the Committee deems necessary or appropriate. The determinations of the Committee on these matters shall be final and conclusive on all Persons.

(b) Delegations. Subject to the terms of the Plan and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to a subcommittee of the Committee and/or to an executive officer of the General Partner, subject to such limitations on such delegated powers and duties as the Committee may impose, if any; provided, however, that the Committee may not delegate its duties (i) where such delegation would violate state corporate law, or (ii) with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the delegatee. Any such delegation to an executive officer shall not limit the executive officer’s right to receive Awards under the Plan; provided, however, the executive officer may not grant Awards to himself, a Director or any other executive officer of the Company, the General Partner or an Affiliate thereof, or take any action with respect to any Award previously granted to himself, an individual who is an executive officer of the Company, the General Partner or an Affiliate thereof or a Director. Under no circumstances may any such delegation result in the loss of an exemption under Rule16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Partnership.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to rely or act, in good faith, upon any report or other information furnished to him or her by any officer or employee of the General Partner, the Partnership or their Affiliates, the General Partner’s or the Partnership’s legal counsel, independent auditors, consultants, advises to the Committee (whether or not deemed independent) or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the General Partner, the Partnership or any of their Affiliates acting at the direction of or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan.

SECTION 4. Common Units Available for Awards.

(a) Limit on Common Units Available. Subject to adjustment as provided in Sections 4(c) and 7(c), the aggregate number of Common Units that may be delivered with respect to Awards that become (or have already become) vested, exercised or settled under the Plan is 10,000,000; provided, however, effective on January 1, 2014 and on each January 1 thereafter during the term of the Plan, the aggregate number of Common Units that may be delivered with respect to such Awards under the Plan automatically shall be increased by 2,500,000 Common Units; provided further, however, in no event shall the aggregate number of Common Units that may be delivered with respect to such Awards under the Plan exceed 35,000,000. Common Units withheld or netted from an Award to satisfy (i) any tax withholding obligations of the Company or an Affiliate with respect to the Award and/or (ii) the payment of the exercise price for such Award, and Restricted Unit Awards, while outstanding as such, shall not be considered to be Common Units “delivered” under the Plan for this purpose. To the extent an Award is settled, forfeited, terminated or canceled without the delivery of Common Units, the Common Units covered by such Award, to the extent of such settlement, forfeiture, termination or cancellation, shall again be Common Units available for delivery with respect to Awards granted under the Plan. If an Award is exercised or settled with respect to less than all of the Common Units covered by such Award, then the Common Units covered by such continuing part of that Award shall continue to be Awards with respect to which Common Units may be delivered. There shall not be any limitation on the number of Awards that may be settled in cash.

(b) Sources of Common Units Deliverable Under Awards. Any Common Units delivered pursuant to an Award shall consist, in whole or in part, of Common Units acquired in the open market, from any Affiliate of the Company (including, without limitation, the Partnership) or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion. If, at the time of settlement of all or a portion of an Award, the Company determines to acquire Common Units in the open market and the Company is prohibited under applicable law, or by the rules and/or regulations promulgated by the SEC or the New York Stock Exchange or the policies of the Company or an Affiliate thereof, from acquiring Common Units in the open market, the delivery of any Common Units to the Participant in connection with such settlement may be delayed until such reasonable time as the Company is entitled to acquire, and does acquire, Common Units in the open market.

(c) Anti-dilution Adjustments.

(i) Equity Restructuring. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Company, the General Partner or the Partnership pursuant to the provisions of FASB Accounting Standards Codification, Topic 718 (“ASC Topic 718”) if adjustments to Awards with respect to such event were discretionary, the Committee shall adjust the number and type of Common Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Common Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Common Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event, subject to the further provisions of the Plan. The number of Common Units subject to an Award, after any adjustment, shall always be a whole number.

(ii) Other Changes in Capitalization. In the event of any non-cash distribution, Common Unit split, combination or exchange of Common Units, merger, consolidation or distribution (other than normal cash distribution) of Partnership assets to unitholders, or any other change affecting the Common Units, other than an “equity restructuring,” the Committee may make such equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number and kind of Common Units that may be issued under the Plan; (B) the number and kind of Common Units (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any performance targets or other criteria with respect thereto); and (D) the grant or exercise price per Common Unit for any outstanding Awards under the Plan, subject to the further provisions of the Plan. . The number of Common Units subject to an Award, after any adjustment, shall always be a whole number.

SECTION 5. Eligibility. Each Employee, Director or Consultant who performs services, directly, or indirectly, for the Partnership or a parent or subsidiary of the Partnership (within the meaning of General Instruction A.1(a) to Form S-8, or its successor) shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. Awards.

Awards may be granted to eligible Employees, Directors and Consultants on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the vesting, exercise or settlement thereof, at the date of grant or thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) Options. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom Options shall be granted, the number of Common Units to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, including any performance criteria, as the Committee shall determine.

(i) Exercise Price. The purchase price per Common Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, but, except as provided with respect to a Substitute Award granted under Section 6(h), may not be less than 100% of the Fair Market Value per Common Unit as of the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which any payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise (through procedures approved by the Company), other property (including, with the consent of the Committee, the withholding of Common Units that may otherwise be delivered to the optionee upon the exercise of the Option), or any combination thereof, in each case having a value on the exercise date equal to the relevant exercise price.

(b) Restricted Units. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the period and the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals or other criteria, and such other terms and conditions as the Committee may establish with respect to such Award, including whether any distributions made by the Partnership with respect to the Restricted Units shall be payable with respect to, and/or accrue on, such Restricted Units and, if payable and/or accrued, whether such distributions shall be subject to forfeiture and/or other restrictions. If distributions are to be forfeited and/or otherwise accrued or restricted, such restrictions (including forfeitures, if any) shall be determined by the Committee in its sole discretion.

(c) Phantom Units. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the period during which the Award remains subject to forfeiture, the conditions under which the Phantom Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Award.

(d) DERs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant or be credited to a bookkeeping account (with or without interest in the discretion of the Committee), the vesting, forfeiture and payment provisions applicable to the DER (if any), and such other provisions or restrictions as determined by the Committee in its discretion.

(e) UARs. The Committee shall have the authority to determine the Employees, Directors and Consultants to whom UARs shall be granted, the number of Common Units to be covered by each grant, the exercise price therefor, which may not be less than 100% of the Fair Market Value per Common Unit as of the date of grant (except with respect to a Substitute Award granted under Section 6(h), the conditions and limitations applicable to the exercise of the UAR including the term of the UAR, and such additional terms and conditions as the Committee may establish with respect to such Award

(f) Unit Awards. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Awards shall be granted, the number of Unit Awards to be granted and whether such Unit Award shall have any restrictions on its transfer. A Unit Award may be granted as additional compensation, or in lieu of cash or other compensation the Participant would otherwise be entitled to receive, in such amounts as the Committee determines to be appropriate in its discretion.

(g) Other Unit-Based Awards. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Other Unit-Based Awards shall be granted, which Awards may be denominated or payable in, valued or whole or in part by reference to, or otherwise based on, or related to, Common Units, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Units, purchase rights for Common Units, Awards with value and payment contingent upon performance of the Partnership or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Units or the value of securities of or the performance of specified Affiliates of the General Partner or the Partnership. The Committee shall determine the terms and conditions of such Other Unit-Based Awards. Common Units delivered pursuant to an Other Unit-Based Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Units, other Awards, or other property, as the Committee shall determine.

(h) Substitute Awards. The Committee may grant Substitute Awards under the Plan to such individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by the Partnership or an Affiliate thereof in substitution of similar awards that are forfeited or cancelled under another employer’s plan upon such individual’s becoming an Employee, Consultant or Director, as the Committee may determine. Notwithstanding anything in Section 6(a) to the contrary, Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices that are less than the Fair Market Value of a Common Unit on the date of the substitution if such substitution complies with the applicable requirements of Section 409A of the Code and the Treasury Regulations thereunder and any applicable laws or exchange rules.

(i) General.

(i) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or replacement for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate thereof. Awards granted in addition to or in tandem with other Awards, or awards granted under any other plan of the Company or any Affiliate thereof, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii) Limits on Transfer of Awards.

(A) Each Option or UAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Partnership, the Company or any Affiliate and the Committee may, in its discretion, cause the forfeiture of such Award without any payment therefor.

(iii) Common Unit Certificates. All certificates for Common Units or other securities of the Partnership delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Common Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(iv) Consideration for Grants. Awards may be granted for no cash consideration payable by a Participant or for such consideration payable by a Participant as the Committee determines, including, without limitation, services or such minimal cash consideration as may be required by applicable law.

(v) Delivery of Common Units or other Securities and Payment by Participant of Consideration. No Common Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or required tax withholding) is received by the Company or the applicable Affiliate thereof, or arrangements satisfactory to the Committee, in its discretion, have been made for such requirements with respect to the Award. Such payment may be made by such method or methods and in such form or forms as the Committee, in its discretion, shall determine, including, without limitation, cash, withholding or “netting” of Common Units otherwise deliverable, “cashless-broker” exercises with simultaneous sale, or any combination thereof; provided, however, that the combined value, as determined by the Committee, of all cash and cash equivalents and the fair market value of any such property so tendered to, or withheld by, the Company or Affiliate, as of the date of such tender, is at least equal to the full amount required to be paid to the Company or Affiliate pursuant to the Plan or the applicable Award agreement or applicable law.

(vi) Term. Each Award shall expire as provided in the grant agreement for such Award.

SECTION 7. Amendment and Termination. Except to the extent prohibited by applicable law or the rules of the principal securities exchange or market on which the Common Units are traded, and subject to Section 7(c) and Section 10 below:

(a) Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person.

(b) Amendments to Awards. The Committee may waive any conditions or restrictions under, amend any terms of, or alter any outstanding Award, provided that no change in any Award shall materially reduce the benefit to Participant without the consent of such Participant, except as provided in Section 7(c).

(c) Adjustment or Termination of Awards Upon the Occurrence of Certain Events. The Committee or the Board may make adjustments in the terms and conditions of, and the criteria (if any) included in, any or all Awards in recognition of unusual or significant events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Partnership or the financial statements of the Partnership, of changes in applicable laws, regulations, or accounting principles, or a change in control of the Company, the General Partner or the Partnership (as determined by the Committee), whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Award and the Plan. Such adjustments may include, without limitation, accelerating the vesting or exercisability of all or part of an Award, accelerating the date on which all or part of the Award will terminate and/or canceling Awards by the payment of cash or the issuance or transfer of Common Units, other Awards or property having an “equal value,” as determined by the Committee, in its discretion. Any conflict in this Section 7(c) with the provisions of Section 4(c)(i), Section 4(c)(i) shall control.

SECTION 8. General Provisions.

(a) No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient or grant.

(b) Termination of Service. For purposes of the Plan, unless the Award agreement provides to the contrary, a Participant shall not be deemed to have terminated employment or service with the Company and its Affiliates or membership from the Board or the board of directors of the General Partner or any Affiliate thereof until such date as the Participant is no longer either an Employee, Consultant or a Director, i.e., a change between such classifications shall not be a termination of employment or service for purposes of the Plan.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to continue as an Employee or a Consultant or to remain a Director, as applicable. Further, the Company or an Affiliate thereof may at any time terminate a Participant’s employment or service relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in an Award agreement. Nothing in the Plan or an Award agreement shall operate or be construed as constituting an employment agreement with any Participant and each Participant who is an Employee shall be an “at will” employee, unless such Participant has entered into a separate written employment agreement with the Company or an Affiliate thereof.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without giving effect to principles of conflicts of law.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) Other Laws. The Company and Partnership may refuse to issue, deliver or transfer any Common Units or other consideration under an Award if, in the sole discretion of the Committee, it determines that the issuance, delivery or transfer or such Common Units or such other consideration might violate any applicable law or regulation, the rules of any securities exchange, or entitle the Partnership or an Affiliate thereof to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company or Affiliate by a Participant, other holder or beneficiary in connection with the exercise or settlement of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g) No Trust Fund Created; Unsecured Creditors. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate thereof and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of a general unsecured creditor of the Company or the Affiliate.

(h) No Fractional Common Units. No fractional Common Units shall be issued or delivered pursuant to the Plan or any Award, and any such fractional Common Units or any rights thereto shall be canceled, terminated, or otherwise eliminated, without the payment of any consideration therefor.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) Tax Withholding. The Company or an Affiliate thereof, as the case may be, is authorized to withhold from any Award, from any payment due, settlement or transfer to be made under or with respect to any Award or from any other compensation or amount owing to a Participant the amount (in cash, Common Units and/or other property) of the applicable taxes payable by the Company or Affiliate in respect of the grant of the Award, its exercise, settlement, the lapse of restrictions thereon, or any payment or transfer under the Award or under the Plan and to take all such other actions as may be necessary or helpful in the opinion of the Company or the Affiliate to satisfy its withholding obligations for the payment of such taxes.

(k) Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company and its Affiliates shall be relieved of any further liability for payment of such amounts.

(l) Participation by Affiliates. In making Awards to Directors, Employees or Consultants employed by or in service to the Company or an Affiliate thereof, the Committee shall be acting on behalf of the Company or the Affiliate, and to the extent the Partnership has an obligation to reimburse the Company or Affiliate for compensation paid to its Directors, Employees or Consultants for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Company or the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

(m) Prohibition on Repricing. Notwithstanding anything in the Plan to the contrary, but subject to Section 4(c) and Section 7(c) hereof, the Committee shall not, without the approval of the unitholders of the Partnership, (i) reduce the per Common Unit exercise price of any outstanding Option or UAR, or (ii) cancel any Option or UAR in exchange for cash or the grant of another Award when the Option or UAR price per Common Unit exceeds the Fair Market Value of the underlying Common Units.

SECTION 9. Term of the Plan; Unitholder Approval. This Third Amendment and Restatement of the Plan shall be effective on the date of its approval by the unitholders of the Partnership and shall continue until the earliest of the date (i) all available Common Units under the Plan have been delivered to Participants, (ii) the termination of the Plan by action of the Board or the Committee or (iii) the 10th anniversary of the date of the approval of this Third Amendment and Restatement by the unitholders of the Partnership (September 30, 2023). However, unless otherwise expressly provided in the Plan or in an applicable Award agreement, the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any Award granted prior to such Plan termination, or to waive any conditions or rights under such Award, shall extend beyond such Plan termination date.

SECTION 10. Section 409A.

(a) Section 409A Compliance. The Plan and each Award granted under the Plan are intended to either comply with the requirements of Section 409A of the Code or be exempt from Section 409A. If, however, any Plan or Award provision would subject a Participant to tax under Section 409A, then, notwithstanding anything in the Plan or the Award agreement to the contrary, the Committee may, in its sole discretion (but shall not be obligated to), unilaterally amend the Plan or Award provision in such manner as the Committee believes may be appropriate and reasonable to avoid, reduce or mitigate such taxation under Section 409A, and such amendment shall be effective for all Plan purposes, whether or not the amendment is effective for purposes of Section 409A. Further, no act (or omission to act) by the Committee, either with respect to the initial terms of an Award or any amendment (or non-amendment) of the Award, that results in a Participant being subject to tax under Section 409A with respect to the Award shall be treated as having adversely affected the benefits of the Participant under the Award.

(b) Six Month Delay. Notwithstanding any Plan or Award agreement provision to the contrary, if a Participant is a “specified employee” (as defined in Section 409A of the Code), then, with respect to an Award that is subject to Section 409A, no payment shall be made to such Participant thereunder on account of his “separation from service” (as defined in Section 409A of the Code) until the earliest of (i) the first day of the first calendar month that is more than six months after the Participant’s “separation from service” date, (ii) the date of death of the Participant, or (iii) such date that payment may be made under Section 409A without penalty. Any payment delayed to a “specified employee” as provided above shall be paid in a lump sum without interest as soon as permitted under Section 409A.

ANNEX B

FORM OF

EPD UNIT PURCHASE PLAN

(THIRD AMENDMENT AND RESTATEMENT)

Enterprise Products Company, a Texas corporation (the “Company”), hereby amends and restates the EPD Unit Purchase Plan (as hereby amended and restated, the “Plan”), successor to the DEP Unit Purchase Plan, effective as of September 30, 2013. The Plan was originally effective as of February 11, 2010 and was previously amended and restated as of July 19, 2011 and September 7, 2011.

1. Purpose. The purpose of the Plan is to promote the interests of the Company and Enterprise Products Partners L.P., a Delaware limited partnership (the “Partnership”), by providing employees of the Company and its Affiliates (as defined below) a cost-effective program to enable them to acquire or increase their ownership of Units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and the Company.

2. Definitions. As used in this Plan:

“Account” means a separate bookkeeping account maintained by the Employer or Custodian for a Participant.

“Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise.

“Board” means the Board of Directors of the Company.

“Committee” means a committee appointed by any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman or Group Vice Chairman of the Company to administer the Plan.

“Company Blackout Period” means all periods during a year other than each period beginning on the second business day following a public announcement of the Partnership’s financial results for its most recently completed fiscal quarter and ending on the last day of the next subsequent fiscal quarter.

“Custodian” means the person engaged by the Company to perform administrative services for the Plan and to hold cash and Units, as provided in the services agreement with such person.

“DRIP” means the Enterprise Products Partners L.P. Distribution Reinvestment Plan.

“Eligible Compensation” means, with respect to an Eligible Employee, the sum of the following items of his/her compensation: salary, hourly and daily wages, drivers’ regular pay, overtime pay, call-out pay, vacation pay, bonuses, commissions, sick pay, funeral pay, jury duty pay, holiday pay, military or other leave of absence pay, and any adjustments to the foregoing items. No other items of compensation shall be considered.

“Eligible Employee” means any Employee who is classified by an Employer as a regular, active, full-time employee and whose regularly scheduled work week is at least 30 hours per week, but excluding (i) any such Employee covered by a collective bargaining agreement unless such bargaining agreement provides for his/her participation in the Plan, (ii) any temporary, project or leased employee or any nonresident alien and (iii) any Employee who owns interests or stock, as applicable, possessing 5 percent or more of the total combined voting power or value of all classes of equity interests in either the Partnership, the Company or any other Employer. If, while an Employee is an Eligible Employee, his/her employment status changes to “Inactive” or to “Leave of Absence”, the Employee will continue to be deemed an Eligible Employee until a subsequent change of employment status or assignment category results in failure to meet the above eligibility criteria.

“Employee” means any individual who is an employee of the Company or another Employer.

“Employee Discount Amount” means an amount, paid by the Employers each Purchase Period, equal to 10% of the quotient of (x) the total amount withheld from the Participants’ Eligible Compensation during such Purchase Period, divided by (y) 0.90.

“Employer” means the Company and any Affiliate the Committee has designated as a participating entity.

“Fair Market Value” means, with respect to Units purchased from the Partnership, the closing sales price of a Unit on the applicable purchase date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Participant” means an Eligible Employee or former Eligible Employee with an Account under the Plan.

“Plan Blackout Period” means a period established by the Committee during which a Restricted Participant may not engage in certain transactions under the Plan.

“Purchase Period” means, beginning September 7, 2011, a three-month period ending on the last day of each January, April, July and October, or such other periods as the Committee may establish.

“Restricted Participant” means an Employee who has the title of vice president or above with the Company or an Affiliate (regardless of where he/she is located) and each other Employee who is a Houston corporate office employee.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

“Units” mean a limited partnership interest in the Partnership represented by Common Units as set forth in the Partnership Agreement.

3. Units Available Under Plan. Subject to adjustment as provided in this Section 3, the maximum number of Units that may be delivered under the Plan is 4,000,000. Units to be delivered under the Plan may be Units acquired by the Custodian in the open market or directly from the Partnership, the Employers or any other person, or any combination of the foregoing. In the event the Committee determines that any distribution, recapitalization, split, reverse split, reorganization, merger, consolidation, spin-off, combination, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment in the maximum number of Units and/or the kind and number of securities deliverable under the Plan is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall make appropriate adjustments to the maximum number of Units and/or the kind and number of securities deliverable under the Plan. The adjustments determined by the Committee shall be final, binding and conclusive.

4. Employee Elections. An Eligible Employee may purchase Units under this Plan upon the following terms and conditions:

(a) An Eligible Employee may enroll in the Plan on or after the first day of the month following the date on which he/she becomes an Eligible Employee, provided, however, that a person who becomes an

Eligible Employee as the result of a business acquisition may enroll in the Plan on or after the date such person becomes an Eligible Employee. An Eligible Employee may elect to have his/her Employer withhold on an after-tax basis from his/her Eligible Compensation for each pay date occurring during a Purchase Period a designated whole percentage of his/her Eligible Compensation for such pay period ranging from 1% to 15% to be used for the purchase of Units hereunder. Subject to Section 4(f), an Eligible Employee may cancel or change (within the above limitations) his/her withholding election at any time. All Eligible Employee elections and any changes to an election shall be in such form as the Committee or its delegate may establish from time to time and, subject to Section 4(f), shall be effective as soon as administratively feasible after its receipt.

(b) Subject to Section 4(f), each withholding election made by an Eligible Employee hereunder shall be an ongoing election until the earlier of the date changed by the Eligible Employee, or the date the Eligible Employee ceases to be eligible to participate in the Plan. Eligible Employees may only make contributions through payroll deductions.

(c) The Employer shall maintain or cause to be maintained for each electing Eligible Employee a separate Account reflecting the aggregate amount of his/her Eligible Compensation that has been withheld and the Employee Discount Amount that have not yet been applied to the purchase of Units for such Eligible Employee. In addition, subject to the further provisions of the Plan, such Account shall be credited with the Units purchased for the Participant under the Plan, including any Units purchased on his/her behalf pursuant to the DRIP, if applicable, by the Custodian with cash distributions on Units held for the Participant by the Custodian. Amounts of Eligible Compensation withheld by the Employer shall not be segregated from the general assets of the Employer and shall not bear interest prior to being remitted to the Custodian. The Employer shall remit to the Custodian within a reasonable time after the end of each Purchase Period (i) all amounts of Eligible Compensation that have been withheld by the Employer and (ii) the Employee Discount Amounts that have not previously been remitted to the Custodian. The cash amounts remitted to the Custodian may, subject to the determination of the Committee, be invested by the Custodian as soon as reasonably practical in a money market fund approved by the Company until such amounts are used by the Custodian to purchase Units pursuant to the Plan. The interest or dividends earned, if any, on amounts invested in the money market fund shall be allocated by the Custodian to the Participants.

(d) If a Participant’s contributions under the Plan stop during a Purchase Period due to the Participant ceasing to be an Eligible Employee (including upon a termination of employment or death), then all amounts of cash and Units held in his/her Account shall be processed as described in Section 8(b).

(e) If a Participant elects to stop his/her contributions under the Plan during a Purchase Period and continues as an Eligible Employee, then all amounts of cash allocated to his/her Account shall be applied to the purchase of Units on or following the end of that Purchase Period, as provided herein, unless the Participant ceases to be an Eligible Employee before the end of such Purchase Period, in which event Section 4(d) shall be applied to such Participant.

(f) Notwithstanding any provisions of the Plan to the contrary, Restricted Participants shall be subject to the following restrictions:

(i) no Units may be sold by or for the benefit of a Restricted Participant during a Company Blackout Period or a Plan Blackout Period;

(ii) a Restricted Participant may not join the Plan or increase his/her contribution percentage during a Plan Blackout Period; however, a Restricted Participant may join the DRIP during a Company Blackout Period or a Plan Blackout Period; and

(iii) if a Restricted Participant elects to withdraw from the Plan or decrease his/her contribution percentage, the Restricted Participant must wait three months before he/she can rejoin the Plan or increase his/her contribution percentage, as the case may be.

If the above three-month restricted period would expire with respect to a Restricted Participant during a Plan Blackout Period, such restricted period shall automatically continue with respect to such Restricted Participant until the end of that Plan Blackout Period.

5. Unit Purchases; DRIP Purchases; Purchase Price.

(a) As soon as reasonably practical following the end of each Purchase Period that begins on and after September 7, 2011, unless directed otherwise by the Company, the Custodian shall purchase directly from the Partnership that number of Units that can be acquired with the sum of (i) the total amount withheld from the Participants’ Eligible Compensation during such Purchase Period, (ii) the Employee Discount Amount for such Purchase Period and (iii) any interest or dividends that may be received by the Custodian from a money market fund investment on the amounts remitted to the Custodian with respect to that Purchase Period. The purchase price paid to the Partnership for such Units shall be the Fair Market Value of the Units. If the Custodian is directed to purchase Units in the open market, the price of the Units allocated to each affected Participant for a Purchase Period shall be based on the weighted average of the purchase prices actually paid for the Units acquired for such Purchase Period.

(b) Cash distributions received by the Custodian with respect to Units it has purchased and is holding for a Participant pursuant to the Plan on or prior to the record date for such distributions shall be distributed to the Participant as soon as practicable unless the Participant directs the Custodian, in the manner prescribed by the Custodian, to “reinvest” such cash distribution in additional Units on behalf of such Participant pursuant to the DRIP. The price at which such cash distributions shall be reinvested shall be the price described in the DRIP.

6. Unit Purchase Allocations. The Units acquired under the Plan for a Purchase Period shall be allocated to Participants in proportion to (i) the sum of their contributions, the allocable Employee Discount Amount, and any interest or dividends credited to their Account for such Purchase Period, over (ii) the total of all such Plan amounts applied to the purchase of Units for the Purchase Period.

7. Plan Expenses. The Employer shall pay, other than from the Accounts, all brokerage fees for the purchase, but not the sale, of Units and all other costs and expenses of administering the Plan, including the fees of the Custodian. Any fees for the issuance and delivery of certificates to a Participant (or beneficiary) shall be paid by the Participant (or beneficiary). Participants shall be responsible for, and shall pay, any brokerage fees and other costs and expenses incurred by the Custodian in connection with the sale of such Participant’s Units and the expedited delivery of proceeds or other documents to such Participant.

8. Sale or Delivery of Units to Participants. Except as provided below, Units purchased under the Plan shall be held by the Custodian:

(a) Subject to Section 4(f), a Participant who is an Employee may elect at any time to have the Custodian (i) sell such Units and deliver the proceeds to the Participant, (ii) transfer the Units to a brokerage account, or (iii) transfer the Units to a registered book-entry shareholder account with Wells Fargo Bank, N.A., the Partnership’s transfer agent, all as soon as practical.

(b) Subject to Section 4(f), if a Participant ceases to be an Eligible Employee, then as soon as administratively feasible, all Units allocated to his/her Account shall automatically be transferred to a registered book-entry shareholder account in his/her name (or his/her beneficiary’s name) with Wells Fargo Bank, N.A. unless the Participant (or his/her beneficiary) elects, within the period provided by the Committee, for such Units to be either (i) sold by the Custodian and the proceeds delivered to the Participant (or his/her beneficiary) or (ii) transferred to a brokerage account. However, in all events, fractional Units shall be sold and the proceeds, along with any other cash in his/her account, shall be distributed to the Participant (or his/her beneficiary). If a Purchase Date is imminent and it is not administratively feasible to distribute the cash in the Account before such Purchase Date, then the cash shall be used to purchase Units, and the Units shall subsequently be transferred or sold as described above.

9. No Delivery of Fractional Units; Custodian. Notwithstanding any other provision contained herein, the Employer or Custodian will not be required to deliver any fractional Units to an Employee pursuant to this Plan, although an Employee’s Account may be credited with a fractional Unit for record keeping purposes. The Company may enter into a service agreement with a Custodian that provides for the Custodian to hold on behalf of the Participants the cash contributions, the Units acquired under the Plan and distributions on such Units, provided such agreement permits a Participant to direct the Custodian to either sell or transfer such Units to a brokerage account, subject to the limitations in Section 4(f).

10. Withholding of Taxes. To the extent that the Employer is required to withhold any taxes in connection with an Eligible Employee’s contributions or the Employee Discount Amount, it will be a condition to the receipt of such Units that the Eligible Employee make arrangements satisfactory to the Employer for the payment of such taxes, which may include a reduction in, or a withholding from, the Eligible Employee’s Account, total compensation or salary or reimbursement by the Eligible Employee, as the case may be.

11. Rule 16b-3 Compliance. It is intended that any purchases by an Employee subject to Section 16 of the Securities and Exchange Act of 1934 meet all of the requirements of Rule 16b-3. If any action or procedure under the Plan would otherwise not comply with Rule 16b-3, such action or procedure shall be deemed modified from inception, to the extent the Committee deems practicable, to conform to Rule 16b-3.

12. Investment Representation. Unless the Units subject to purchase under the Plan have been registered under the Securities Act of 1933, as amended (the “1933 Act”), and, in the case of any Eligible Employee who may be deemed an affiliate (for securities law purposes) of the Company or the Partnership, such Units have been registered under the 1933 Act for resale by such Participant, or the Partnership has determined that an exemption from registration is available, the Employer may require prior to and as a condition of the delivery of any Units that the person purchasing such Units hereunder furnish the Employer with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Employer is satisfied that an exemption from such registration is available.

13. Compliance with Securities Laws. Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to an Employee under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The Company acknowledges that, as the holder of a majority of the member interest in the general partner of the Partnership, it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the Company.

14. Administration of the Plan.

(a) This Plan will be administered by the Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee members, will be the acts of the Committee.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have the sole power, authority and discretion to: (i) determine which persons are Eligible Employees who may participate; (ii) determine the number of Units to be purchased by a Participant; (iii) determine the time and manner for purchasing Units; (iv) interpret, construe and administer the Plan, including without limitation determining the Blackout Periods and which Participants are Restricted Participants; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) make a determination as to the right of any person to receive Units under the Plan; and (vii) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

(c) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

(d) No member of the Committee shall be liable for any action, omission, determination or interpretation made in good faith, and the Company and the Partnership shall, in addition to any other rights of such persons, hold harmless such persons with respect to any such action, omission, determination or interpretation.

15. Amendments, Termination, Etc.

(a) This Plan may be amended from time to time by the Board, or any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman or Group Vice Chairman of the Company, subject to unitholder approval to the extent required by applicable law or the requirements of the principal exchange in which the Units are listed. In addition, the Chief Executive Officer, the President or the Senior Vice President of Human Resources of the Company may, subject to unitholder approval to the extent required by applicable law or the requirements of the principal exchange in which the Units are listed, and after consultation with the Company’s General Counsel, Chief Legal Officer or Deputy or Assistant General Counsel with respect to such matters, make any amendments to the Plan that do not (i) increase the number of authorized Units, (ii) increase the Employee Discount Amount or (iii) otherwise materially increase the Company’s or the Partnership’s obligations under the Plan; provided, the failure of any such authorized officer to make such consultation shall not affect the validity of any such amendments to the Plan.

(b) This Plan will not confer upon any Employee any right with respect to continuance of employment or other service with the Company or any Affiliate, nor will it interfere in any way with any right the Company or an Affiliate would otherwise have to terminate such Employee’s employment or other service at any time.

(c) This Plan may be suspended or terminated at any time by the Board, or any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman or Group Vice Chairman of the Company. On termination of the Plan, all amounts then remaining credited to the Accounts for Employees shall be returned to the affected Employees.

(d) A Participant may not assign, pledge, encumber or hypothecate in any manner his/her interest in the Plan, including his/her Account.

16. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Delaware.

17. Term of the Plan; Unitholder Approval. The Plan, as hereby amended and restated, shall continue until the earliest of (i) all available Units under the Plan have been delivered to Participants, (ii) the termination of the Plan by action of the Board, or any Chairman, Group Chairman, Co-Chairman, Group Co-Chairman, Vice Chairman or Group Vice Chairman of the Company or (iii) September 30, 2023.

Amended and Restated effective: September 30, 2013

ENTERPRISE PRODUCTS PARTNERS L.P.

SPECIAL MEETING OF UNITHOLDERS

Monday, September 30, 2013

8:00 a.m. Houston, Texas time

HYATT REGENCY HOUSTON HOTEL

1200 Louisiana Street

Houston, Texas 77002

Enterprise Products Partners L.P.	proxy
1100 Louisiana Street, 10th Floor
Houston, Texas 77002

This proxy is solicited by the Board of Directors of the general partner of the partnership for use at the Special Meeting on September 30, 2013.

The common units you hold in your account or in a distribution reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Proposals 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Michael A. Creel, W. Randall Fowler, Bryan F. Bulawa and Stephanie C. Hildebrandt, and each of them with full power of substitution, to vote your common units on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE –
www.proxypush.com/epd
Use the Internet to vote your proxy until
11:59 p.m. (CT) on September 29, 2013.

PHONE – 1-866-883-3382
Use a touch-tone telephone to vote your proxy
until 11:59 p.m. (CT) on September 29, 2013.

MAIL – Mark, sign and date your proxy
card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

    Please detach here

The Board of Directors and, with respect to Proposal 1, the Audit and Conflicts Committee of our General Partner Recommend a Vote FOR Proposals 1 and 2.

1. Proposal to approve the amendment and restatement of the 2008 Enterprise Products Long-Term Incentive Plan	☐ For	☐ Against	☐ Abstain

2. Proposal to approve the amendment and restatement of the EPD Unit Purchase Plan	☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below:  ☐

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.